UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PDI, INC.
(Name of Registrant as Specified in Its Charter)

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April 28, 2011

Dear Stockholder:

It is my pleasure to invite you to attend PDI’s Annual Meeting of Stockholders to be held on May 31, 2011, at 4:00 p.m., Eastern time.  The Annual Meeting will be held at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, in Parsippany New Jersey.  During our Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations.  There will also be time for questions.

The accompanying Notice of Annual Meeting, Proxy Statement and proxy card provide information about PDI in addition to describing the business we will conduct at the Annual Meeting. We urge you to read this information carefully.

Your vote is important.  You may vote on the Internet, as described in the instructions you receive; by mail, using the proxy card you receive; or in person at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented.

We are delighted to have you as a stockholder of PDI and thank you for your ongoing support.

Sincerely,

Nancy Lurker
Chief Executive Officer

Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054
Phone: 862.207.7800 · Toll Free: 800.242.7494 · www.pdi-inc.com

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2011
________________________

To the Stockholders of PDI, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PDI, Inc. (“PDI” or the “Company”) will be held at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 on May 31, 2011 at 4:00 p.m., Eastern time.  At the Annual Meeting, you will be asked:

1.	To elect two Class III directors of the Company, each to serve for a term of three years;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To approve amendments to the Company’s 2004 Stock Award and Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only the stockholders of record at the close of business on April 18, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  All stockholders are cordially invited to attend the meeting.  Your vote is important regardless of the number of shares you own.  Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares.

By order of the Board of Directors,
Jeffrey E. Smith
Executive Vice President, Chief Financial Officer, and Treasurer

Dated:             April 28, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2011
The Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders and
Annual Report on Form 10-K are available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

PROXY STATEMENT

General Information About the Annual Meeting and Voting

_______________________

Why are you receiving these proxy materials?

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PDI, Inc., a Delaware corporation (the “Company”, “PDI”, “we”, “us” or “our”), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 on May 31, 2011 at 4:00 p.m., Eastern time, and for any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Our Board of Directors knows of no other business which will come before the meeting.  This Proxy Statement will be mailed to stockholders on or about April 28, 2011.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 18, 2011, may vote at the Annual Meeting.  There were 14,639,319 shares of our common stock outstanding on April 18, 2011.  During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call Jeffrey Smith, our Executive Vice President, Chief Financial Officer and Treasurer, at (862) 207-7832 to arrange a visit to our offices.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

How can you vote?

Record Owners

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.           Over the Internet - If you have Internet access, you may authorize the voting of your shares by accessing www.voteproxy.com and following the instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.           By Telephone – You may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You must have your proxy card available when you call, and use the Company Number and Account Number that are shown on your proxy card. Your shares will be voted according to your instructions.

3.           By Mail - Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

4.           In Person at the Meeting - If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm.  However, stockbrokers, banks or other nominees will not have this discretionary authority with respect to the election of directors or the requested approval of amendments to the 2004 Stock Award and Incentive Plan (the “2004 Stock Incentive Plan”).  As a result, if the beneficial owners have not provided instructions with respect to the election of directors or the approval of amendments to the 2004 Stock Incentive Plan (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but will not be voted and will be considered to be an abstention, having no effect on the vote for the election of directors or the amendments to the 2004 Stock Incentive Plan.

Can you change your vote or revoke your proxy?

If you have signed and returned the enclosed proxy, you may revoke it at any time before it is voted by (i) submitting to us a properly executed proxy bearing a later date, (ii) submitting to us a written revocation of the proxy or (iii) voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies Nancy Lurker, our Chief Executive Officer, and Jeffrey Smith, our Executive Vice President, Chief Financial Officer and Treasurer.  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) FOR the election of the two Class III director nominees named in this Proxy Statement; (ii) FOR ratification of the appointment of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2011; (iii) FOR approval of the amendments to the Company’s 2004 Stock Incentive Plan; and (iv) in the proxyholders’ discretion, on any other business that may come properly before the meeting and any adjournments or postponements of the meeting.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if a majority of the shares of common stock outstanding  on the record date are present at the meeting in person or by proxy.  A quorum is necessary in order to conduct the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum.  If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal No. 1:   Election of Two Class III directors.   The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes.  In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal No. 2:   Ratification of the Appointment of our Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm.  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, which will have no effect on the vote for this proposal.  In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have no effect on the vote for this proposal.

Proposal No. 3:  Approval of Amendments to the Company’s 2004 Stock Incentive Plan.  The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to approve this resolution.  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, which will have no effect on the vote for this proposal.  In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have no effect on the vote for this proposal.

Why are you being asked to ratify the appointment of E&Y?

Although stockholder approval of the Audit Committee’s selection of E&Y as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of E&Y, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the election of the Class III directors, the ratification of the appointment of our independent registered public accounting firm, and the approval of amendments to our 2004 Stock Incentive Plan.  If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, or by an outside firm, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

E&Y served as our independent registered public accounting firm for the fiscal year ended December 31, 2010 and audited our financial statements. E&Y has been appointed by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2011.  We expect that one or more representatives of E&Y will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 or this Proxy Statement to be sent to you for no charge, by writing to PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members and is divided into three classes, with two directors in Class II and three directors in each of Class I and Class III.  Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting.  On February 25, 2011, Jan Martens Vecsi announced that she would not stand for re-election as a Class III director this year and would retire from the Board effective on the date of the Annual Meeting.  Immediately after the Annual Meeting, we intend to further reduce the size of the Board to seven members.

At the Annual Meeting, two Class III directors will be elected to serve until the annual meeting of stockholders in 2014 and until each director’s successor is elected and qualified.  Jack E. Stover and Veronica A. Lubatkin are the nominees for re-election as the Class III directors.  Both nominees have been approved, recommended and nominated for re-election to the Board of Directors by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and by the Board of Directors.  The accompanying proxy will be voted for the election of Jack E. Stover and Veronica A. Lubatkin as directors, unless the proxy contains instructions otherwise. Management has no reason to believe that Mr. Stover and Ms. Lubatkin will not be candidates or will be unable to serve.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

The Board of Directors Recommends a Vote FOR
the Election of Jack E. Stover and Veronica A. Lubatkin, and
Proxies That Are Returned Will Be So Voted
Unless Otherwise Instructed.

Set forth below is information regarding the nominees for re-election as Class III directors and all other members of the Board of Directors who will continue in office.

NOMINEES FOR RE-ELECTION AS CLASS III DIRECTORS
TERM EXPIRING 2014

Jack E. Stover, age 58.  Mr. Stover has been a director since August 2005 and is Chairman of the Audit Committee of the Company. Since early 2009, Mr. Stover has served as the executive chairman of Targeted Nano Therapeutics LLC, a privately held biotechnology company focused on targeted delivery of peptides and proteins. Since July 2010, Mr. Stover has been a member of the Board of Influmedix Inc., a privately held biotechnology company focused on developing new treatments for influenza infection.  Mr. Stover was also chairman of the audit committee and a member of the board of directors of Arbios Systems Inc., a publicly held company, from 2005 to 2008.  From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma, Inc., a publicly held specialty pharmaceuticals company listed on the American Stock Exchange. Prior to that, Mr. Stover was executive vice president and chief financial officer of Sicor, Inc., a publicly held company which manufactured and marketed injectable pharmaceutical products, and which was acquired by Teva Pharmaceutical Industries. Prior to that, Mr. Stover was executive vice president and director of a proprietary women’s pharmaceutical company, Gynetics, Inc., and before Gynetics, he was senior vice president and director of B. Braun Medical, Inc., a private global medical device and pharmaceutical company. For more than five years prior to that, Mr. Stover was a partner with PricewaterhouseCoopers (then Coopers and Lybrand), working in the bioscience industry division in New Jersey. Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.

Mr. Stover has held senior leadership positions in the pharmaceutical industry, and has specific experience and skills to serve as a director in the areas of operations, and financial operations and administration.

Veronica A. Lubatkin, age 48.  Ms. Lubatkin has been a director since November 2008.  She is currently the executive vice president and chief financial officer of Railworks Corporation, which she joined in July 2010.  From 2007 to March 2009, Ms. Lubatkin was executive vice president and chief financial officer of Par Pharmaceutical Companies, Inc. and previously served as Par Pharmaceutical Companies’ vice president and controller.  Prior to joining Par Pharmaceutical Companies in April 2006, Ms. Lubatkin served in various positions at Schering-Plough Corporation from 1997 through 2006, including as executive director of strategic alliances for the cholesterol joint venture between Schering-Plough and Merck and as senior director of finance for Schering-Plough’s global animal health business.  Prior to joining Schering-Plough, Ms. Lubatkin was finance director for Neuman Distributors, Inc., formerly a U.S. pharmaceutical wholesaler. She began her career with Arthur Anderson in 1985. Ms. Lubatkin earned a B.A. degree in Accounting from Pace University in 1985 and is a Certified Public Accountant.

 Ms. Lubatkin has held senior leadership roles in the pharmaceutical industry and possesses relevant experiences, qualifications, attributes and skills to serve as a director in financial operations and administration, risk management and information technology.

INCUMBENT CLASS I DIRECTORS
TERM EXPIRING 2013

Stephen J. Sullivan, age 64.  Mr. Sullivan became a director in September 2004.  Mr. Sullivan has been providing consulting services since 2010 and founded CRO Advisors LLC, a specialty consulting firm, in late 2010.  Previously, Mr. Sullivan was the president and chief executive officer and a member of the Board of Directors of Harlan Laboratories, Inc., a privately held global provider of preclinical research tools and services, from February 2006 through January 2010, when he retired from that position.  Prior to joining Harlan in 2006, Mr. Sullivan was a senior vice president of Covance, Inc. and the president of Covance Central Laboratories, Inc., a major division of Covance.  Prior to joining Covance, Mr. Sullivan was chairman and chief executive officer of Xenometrix, Inc., a biotechnology company with proprietary gene expression technology.  He successfully merged Xenometrix with Discovery Partners International.  Prior to Xenometrix, Mr. Sullivan was vice president and general manager of a global diagnostic sector of Abbott Laboratories. Mr. Sullivan graduated from the University of Dayton, was a commissioned officer in the Marine Corps, and completed his M.B.A. in Marketing and Finance at Rutgers University.

Mr. Sullivan has held senior leadership positions in companies in the life sciences and healthcare services industries.  He possesses specific qualifications and skills to serve as a director in the areas of general operations, financial operations and administration, and mergers and acquisitions.

Gerald P. Belle, age 65.  Mr. Belle has been a director since April 2008 and is the Chairman of the Board.  From 2004 until his retirement in November 2007, Mr. Belle served as Executive Chairman of Merial Ltd., a global animal health company that was a joint venture between sanofi-aventis and Merck & Co.  Prior to that, Mr. Belle served as President and Chief Executive Officer, North America Pharmaceuticals for Aventis, Inc.  He retired after 35 years of service at Aventis and its predecessor companies.  Mr. Belle is chairman of the board of directors of Myrexis Inc., formerly known as Myriad Pharmaceuticals, Inc., a publicly held biopharmaceutical company.  He was a member of the board of directors of Myriad Genetics, Inc., a publicly-traded genetics diagnostic company, from November 2007 through November 2009.  Mr. Belle earned a B.S.B.A. in Marketing from Xavier University in 1968 and an M.B.A. from Northwestern University in 1969.

Mr. Belle has held senior leadership positions in companies in the pharmaceutical and life sciences industries, and possesses specific experiences, qualifications, and skills to serve as a director in the functions of sales, sales management and general management in the United States, operations in the United States, Asia, Europe and Canada, and financial operations and administration.

John Federspiel, age 57.  Mr. Federspiel has been a director since October 2001 and is the Chairman of the Nominating and Corporate Governance Committee of the Company. Mr. Federspiel is president of Hudson Valley Hospital Center, a 128-bed, short-term, acute care, not-for-profit hospital in Westchester County, New York. Prior to joining Hudson Valley Hospital in 1987, Mr. Federspiel spent 10 years in health administration, holding a variety of executive leadership positions. Mr. Federspiel has served as an appointed member of the State Hospital Review and Planning Council, and has served as chairman of the Northern Metropolitan Hospital Association.  Mr. Federspiel received a B.S. degree from Ohio State University in 1975 and an M.B.A. from Temple University in 1977.

Mr. Federspiel has held senior leadership positions in the hospital and healthcare industries.  He possesses specific experiences, qualifications, attributes and skills to serve as a director in the areas of operations and strategy.

INCUMBENT CLASS II DIRECTORS
TERM EXPIRING 2012

Nancy Lurker, age 53. Ms. Lurker joined us as Chief Executive Officer and a director in November 2008.  Prior to joining PDI, Ms. Lurker was senior vice-president and chief marketing officer for Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, where she oversaw a product portfolio in multiple therapeutic areas from 2006 to 2007. Prior to that, she served as president and chief executive officer of ImpactRx, Inc. since 2003, a privately owned company offering among its services the evaluation of the impact of pharmaceutical promotion on the prescribing behavior of the nation's highest prescribing physicians.  From 2000 to 2003, Ms. Lurker served as group vice president-global primary care products for Pharmacia Corporation, where she led a business unit that commercialized drugs for urology, cardiovascular, central nervous system, respiratory and women’s health.  She was also a member of Pharmacia’s U.S. executive management committee, the group responsible for managing all U.S.-based profits as well as all U.S. management policies.  Earlier in her career, she was vice president for business development at National Physicians Corporation, an IPA risk management and practice management group.  During her 14 years at Bristol-Myers Squibb, Ms. Lurker rose from senior sales representative at Mead Johnson to various product management and business development positions, ultimately becoming senior director-worldwide cardiovascular franchise management.  Ms. Lurker was a member of the board of directors of Elan Pharmaceuticals during 2005 and 2006 and of ConjuChem Biotechnologies Inc. from 2004 to 2006.  Ms. Lurker received a B.S. in Biology with high honors from Seattle Pacific University and an M.B.A. from the University of Evansville in Evansville, Indiana.

Ms. Lurker has held senior leadership roles in pharmaceutical companies and services companies serving the pharmaceutical industry, and has specific skills in strategy, sales and operations.

Frank Ryan, age 71.  Mr. Ryan has been a director since November 2002 and is the Chairman of the Compensation and Management Development Committee.  Mr. Ryan was a director of Digene Corporation from June 2005 until its acquisition by Qiagen N.V. in July 2007.  Mr. Ryan’s career includes a 38-year tenure with Johnson & Johnson.  Mr. Ryan retired in 2001 as Johnson & Johnson’s company group chairman with responsibility for worldwide Ethicon franchises and Johnson & Johnson Canada.  In addition, Mr. Ryan was a member of the Medical Devices and Diagnostics Operating Group and Leader for the Group in Process Excellence (Six Sigma) and Information Technology.  Throughout his years at Johnson & Johnson, Mr. Ryan held positions of increasing responsibility, including worldwide president of Chicopee, president of Johnson and Johnson Hospital Services Co. and president of Ethicon, Inc.  Mr. Ryan received a B.S. degree in Mechanical Engineering from the Illinois Institute of Technology in 1965 and an M.B.A. from the University of Chicago Graduate School of Business in 1969.

Mr. Ryan has held senior leadership positions in the medical device industry, and possesses particular experiences, qualifications, attributes and skills to serve as a director in the areas of operations, manufacturing, marketing, finance and general management, and six sigma.

RETIRING DIRECTOR

On February 25, 2011, Jan Martens Vecsi announced that she would not stand for re-election as a Class III director this year, and that she would retire effective the date of the Annual Meeting.  Ms. Vecsi, 67, has been a director since May 1998. Ms. Vecsi was employed by Citibank, N.A. from 1967 to 1996 when she retired. Starting in 1984, she served as the senior human resources officer and vice president of the Citibank Private Bank. Ms. Vecsi received a B.A. in Psychology and Elementary Education from Immaculata College in 1965.

Ms. Vecsi has held senior leadership roles in the banking industry, and possesses particular expertise to serve as a director in the areas of banking and human resources.

GOVERNANCE OF THE COMPANY

Director Independence

Our Board of Directors has determined that Messrs. Ryan, Sullivan, Federspiel, Stover and Belle, and Ms. Lubatkin, are independent within the meaning of the applicable rules and regulations of the SEC and the Nasdaq Stock Market, LLC (“NASDAQ”).

Corporate Governance and Code of Business Conduct

Our Board of Directors has adopted a written Code of Business Conduct that applies to our directors, officers, and employees, as well as Corporate Governance Guidelines applicable specifically to our Board of Directors.  You can find links to these documents on our website, www.pdi-inc.com under the “Corporate Governance” heading on the “Investor Relations” page.  Disclosure regarding any amendments to, or any waivers from, a provision of our Code of Business Conduct that applies to one or more of our directors, our principal executive officer, our principal financial or our principal accounting officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website (www.pdi-inc.com) is then permitted by the rules of NASDAQ.

Board Leadership and Structure

   The Chairman of the Board, who is currently an independent director, presides at all meetings of the Board.  Mr. Belle serves as the Chairman of the Board, and Ms. Lurker, our Chief Executive Officer, serves as a Director.

The Board of Directors believes that having an independent director serve as Chairman of the Board of Directors is in the best interests of our stockholders.  This structure provides more direct independent oversight of the Company and active participation of our independent directors in setting agendas and establishing policies and procedures of our Board of Directors.  Further, this structure permits our Chief Executive Officer to focus on the management of our Company’s day to day operations.

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate.  The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders.

Board of Directors Meetings and Committees

During the year ended December 31, 2010, the Board of Directors held 9 meetings, the Audit Committee held 8 meetings, the Compensation and Management Development Committee (the “Compensation Committee”) held 7 meetings, and the Nominating Committee held 7 meetings. Each committee member is a non-employee director of the Company who meets the independence requirements of NASDAQ and applicable law.  Each of our incumbent directors attended at least 75% of the total number of Board of Directors meetings and committee meetings on which he or she served during 2010.  We have adopted a policy encouraging our directors to attend annual meetings of stockholders.  All of our directors attended our annual stockholders’ meeting held on June 3, 2010.  Our Board of Directors has three standing committees, each of which is described below.

Audit Committee

The Audit Committee is currently comprised of Mr. Stover (chairperson), Mr. Belle, Ms. Lubatkin and Mr. Sullivan.  The primary purposes of our Audit Committee are to assist the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of the Company, including, without limitation, assisting the Board’s oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm, (v) the performance of our internal audit function and independent registered public accounting firm; and (vi) enterprise-wide risk management.  The Audit Committee is also responsible for preparing the report of the Audit Committee required by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in our annual proxy statement.

Our Board of Directors has determined that each member of our Audit Committee is independent within the meaning of the rules of NASDAQ and as required by the Audit Committee charter.  Our Board of Directors has determined that the chairperson of the Audit Committee, Mr. Stover, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described in the section of this Proxy Statement entitled “Policies on Communicating with our Board of Directors and Reporting of Concerns Regarding Accounting or Auditing Matters.”

Our Audit Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.

Compensation and Management Development Committee

The Compensation Committee is currently comprised of Messrs. Ryan (chairperson) and Federspiel, and Ms. Lubatkin.  Each member of our Compensation Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Compensation Committee charter. The primary purposes of our Compensation Committee are: (i) to establish and maintain executive compensation policies for the Company consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning, and (iii) to advise the Board of Directors with respect to director compensation issues.  In addition, the Compensation Committee is responsible for preparing any report of the Compensation Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. The Compensation Committee also administers our equity compensation plans.  Additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation can be found in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Our Compensation Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.

Nominating and Corporate Governance Committee

The Nominating Committee is currently comprised of Messrs. Federspiel (chairperson), Belle and Sullivan.  Each member of our Nominating Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Nominating Committee charter.  The primary purposes of the Nominating Committee are: (i) to recommend to the Board the nomination of individuals who are qualified to serve as directors of the Company and on committees of the Board of Directors; (ii) to advise the Board of Directors with respect to the composition, size, structure and procedures of the Board; (iii) to advise the Board of Directors with respect to the composition, size and membership of the Board’s committees; (iv) to advise the Board of Directors with respect to corporate governance principles applicable to the Company; and (v) to oversee the evaluation of the Board of Directors as a whole and the evaluation of its individual members standing for re-election.  The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under SEC rules.

The Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Nominating Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. Members of the Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed to help in identifying candidates. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board of Directors.

The Nominating Committee considers many factors when determining the eligibility of candidates for nomination as directors.  The Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Director’s deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on the Board of Directors, the Nominating Committee places primary emphasis on: (i) a candidate’s judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate’s business or other relevant experience; and (iii) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a Board of Directors that is effective, collegial and responsive to our needs. The Nominating Committee will consider nominees recommended by stockholders, based on the same criteria described above, provided such nominations comply with the applicable provisions of our bylaws and the procedures to be followed in submitting proposals. Stockholders who wish to submit nominees for director for consideration by the Nominating Committee may do so by submitting in writing such nominees’ names and qualifications to PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.  See “Stockholder Proposals for the 2012 Annual Meeting” for the procedures to be followed by stockholders in submitting proposals, including recommendations for director nominees, to be included in our proxy statement relating to the 2012 annual meeting of stockholders.

Our Nominating Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.

Policies on Communicating with our Board of Directors and Reporting of Concerns Regarding Accounting or Auditing Matters

Stockholders may contact an individual director, a committee of our Board of Directors or our Board of Directors as a group.  The name of any specific intended director recipient (or recipients) should be noted in the communication.  Communications may be sent to PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.  Our Corporate Secretary will forward such correspondence only to the intended recipients.  Prior to forwarding any correspondence, however, the Corporate Secretary will review the correspondence and will not forward any communications deemed to be of a commercial or frivolous nature or otherwise inappropriate for our Board of Directors’ consideration.  In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

Any person who has a concern regarding accounting, internal accounting controls or auditing matters may, in a confidential or anonymous manner, communicate that concern in either of the following manners: (1) by reporting such concerns via a confidential and secure Internet and telephone based reporting system administered by an external vendor, which may be accessed via the Internet at www.guideline.lrn.com or toll-free by telephone at 1-888-577-9483; or (2) by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of our Corporate Secretary at PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, such envelope to be labeled with a legend such as:  “Anonymous Submission of Complaint or Concern.”

All communications received regarding concerns about accounting or auditing matters will be forwarded to the chairperson of our Audit Committee.  Additional information on how to access our whistleblower hotline is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.

INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS

Each of our non-employee directors receives an annual director's fee of $40,000, payable quarterly in arrears.  The Chairman of the Board receives an additional fee of $30,000 and the Chairperson of each of the Audit Committee, Compensation Committee and Nominating Committee receive an additional annual fee of $25,000, $15,000 and $5,000, respectively.  Members of our Board of Directors may defer receipt of board and committee fees through participation in our Executive Deferred Compensation Plan.  In addition, our directors are entitled to reimbursement for travel and related expenses incurred in connection with attendance at Board and committee meetings.

Upon initial appointment to the Board of Directors, each non-employee director receives  $60,000 in restricted stock units (“RSUs”) which vest in equal annual installments over a three-year period.  In addition, each non-employee director receives  $45,000 in RSUs (with the exception of the Chairman of the Board who receives  $60,000 in RSUs), on the date of our annual meeting each year, which RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.  Our directors are subject to certain stock ownership guidelines, which are described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Stock Ownership Guidelines.”

The following table presents information relating to total compensation for our non-employee directors for the year ended December 31, 2010.  Information regarding Ms. Lurker’s compensation can be found in this Proxy Statement under the caption “Executive Compensation.”

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	Nonqualified Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Gerald Belle (2) (3)	$67,885	$59,997	$-	$-	$-	$127,882
John C. Federspiel (2) (4)	45,000	45,000	-	-	-	90,000
Veronica A. Lubatkin (2)	40,000	45,000	-	-	-	85,000
Frank J. Ryan (2) (5)	55,000	45,000	-	-	-	100,000
Stephen Sullivan (2)	40,000	45,000	-	-	-	85,000
Jack Stover (2) (6)	65,000	45,000	-	-	-	110,000
Jan Vecsi (2) (7)	40,000	45,000	-	-	-	85,000

(1)
The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions.  For additional information regarding our valuation assumptions, please refer to Note 1—“Stock-Based Compensation” to our consolidated financial statements incorporated as Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 22, 2011.

(2)
Each non-employee director received a grant of 5,689 RSUs on June 3, 2010 (the date of last year’s annual meeting), except Mr. Belle who received 7,585 RSUs.  These restricted stock units vest in three equal installments, on June 3, 2011, 2012, and 2013.  The fair market value of each restricted stock unit on the date of grant was $7.91.

(3)
Mr. Belle’s fees represent the annual director’s fee of $40,000 plus the $25,000 lead independent director fee, prorated to reflect the portion of the fiscal year that Mr. Belle served as lead independent director, and the $30,000 Chairman of the Board fee, prorated to reflect the portion of the fiscal year that Mr. Belle served as the Chairman of the Board.

(4)	Mr. Federspiel’s fees represent the annual director’s fee of $40,000 plus an additional $5,000 fee paid to Mr. Federspiel for his service as the Chair of the Nominating Committee.

(5)	Mr. Ryan’s fees represent the annual director’s fee of $40,000 plus an additional $15,000 fee paid to Mr. Ryan for his service as the Chair of the Compensation Committee.

(6)	Mr. Stover’s fees represent the annual director’s fee of $40,000 plus an additional $25,000 fee paid to Mr. Stover for his service as the Chair of the Audit Committee.

(7)	Ms. Vecsi will be retiring from the Board effective at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 1, 2011, the number of shares of our common stock beneficially owned by (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock, (ii) each director, (iii) each of our current and former executive officers included in the section of this Proxy Statement entitled “Summary Compensation Table” (each, a “named executive officer”), and (iv) all directors and current executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder.  Except as otherwise listed below, the address of the persons listed below is c/o PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054.  The percentage of beneficial ownership is based on 14,639,319  shares of common stock outstanding on April 1, 2011.

PRINCIPAL STOCKHOLDERS
Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Executive officers and directors:
Nancy Lurker	197,477		1.3%
Jeffrey E. Smith	196,834	(2)	1.3%
David Kerr	19,825		*
Richard Micali	19,826		*
Howard Drazner	14,618	(3)	*
Gerald Belle	15,791		*
John C. Federspiel	58,448	(4)	*
Veronica A. Lubatkin	13,433		*
Frank J. Ryan	53,948	(6)	*
Jack Stover	25,448	(7)	*
Stephen Sullivan	33,398	(8)	*
Jan Martens Vecsi	68,548	(5) (9)	*
All executive officers and directors as a group (13 persons)	702,976		4.9%
5% stockholders:
John P. Dugan	4,869,878		33.3%
Heartland Advisors, Inc. (10)	1,723,123		11.8%
789 North Water Street
Milwaukee, WI 53202
Royce & Associates, LLC (11)	1,567,797		10.7%
745 Fifth Avenue
New York, NY 10151
Dimensional Fund Advisors LP (12)	1,178,421		8.1%
6300 Bee Cave Road
Austin, TX 78746

  *           Represents less than 1% of shares of common stock outstanding.

(1)
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock.  This information does not necessarily indicate beneficial ownership for any other purpose.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as options, restricted stock units, and stock appreciation rights, that a person has the right to acquire within 60 days of April 1, 2011.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 36,714 restricted stock units that would vest immediately upon Mr. Smith’s retirement.

(3)	Mr. Drazner’s employment with the Company terminated on January 31, 2011. The beneficial ownership set forth above is based on the Form 4 filed by Mr. Drazner with the SEC on December 1, 2010.

(4)	Includes options to purchase 40,000 shares of common stock.

(5)	Includes options to purchase 37,500 shares of common stock.

(6)	Includes options to purchase 32,500 shares of common stock.

(7)	Includes options to purchase 10,000 shares of common stock.

(8)	Includes options to purchase 17,500 shares of common stock.

(9)
Includes 400 shares held in an irrevocable trust account for her son, John S. Vecsi, Jr., of which Ms. Vecsi is the trustee.  Ms. Vesci will be retiring from the Board of Directors effective at the Annual Meeting.

(10)
Represents 1,723,123 shares of common stock beneficially owned by (i) Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time and (ii) William J. Nasgovitz, by virtue of his control of Heartland Advisors, Inc.  This information is based on the Schedule 13G/A filed by Heartland Advisors, Inc. filed with the SEC on February 10, 2011.

(11)	This information is based on the Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 19, 2011.

(12)
Represents 1,155,154 shares of common stock over which Dimensional Fund Advisors LP has sole power to vote, or to direct the vote, and 23,267 shares of common stock that it indirectly controls by virtue of its status as an investment advisor or sub-advisor to certain other investment companies. This information is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 11, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on our review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent (10%) stockholders were complied with during the fiscal year ended December 31, 2010 with the following exceptions: an Initial Statement of Beneficial Ownership on Form 3 was not timely filed for Robert Likoff and Jack Davis and a Statement of Changes in Beneficial Ownership on Form 4 was not timely filed for each of Messrs. Smith, Kerr, Micali, and Drazner.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and principal position of the executive officers of the Company as of the date of this Proxy Statement:

Name	Age	Position
Nancy Lurker	53	Chief Executive Officer
Jeffrey E. Smith	64	Executive Vice President, Chief Financial Officer and Treasurer
Robert Likoff	57	Co-CEO, Group DCA
Jack Davis	54	Co-CEO, Group DCA
David Kerr	53	Senior Vice President, Business Development
Richard Micali	54	Senior Vice President, New Markets and Services

The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Ms. Lurker, whose business experience is discussed above).

Jeffrey E. Smith joined us as Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer in May 2006.  During the period June through November 2008 he served as Interim Chief Executive Officer of PDI.  Prior to joining PDI, Mr. Smith was senior vice president, finance and chief financial officer of Pliva, Inc., a specialty generic pharmaceutical company from November 2002 to May 2006. From 1985 to 2002, Mr. Smith served in various executive positions with Alpharma, Inc., a global specialty pharmaceutical company. While with Alpharma, Inc., Mr. Smith was executive vice president, finance and chief financial officer and, for a three-year period, was responsible for worldwide operations while serving as acting president and member of the office of the chief executive. Mr. Smith is a Certified Public Accountant who began his career with Coopers & Lybrand, now PricewaterhouseCoopers.  Mr. Smith received his B.S. from Fairleigh Dickinson University.

Robert Likoff is the Co-Chief Executive Officer and Founding Partner of Group DCA, which was acquired by the Company on November 3, 2010.  Mr. Likoff founded Group DCA, a leading provider of e-detailing and other digital solutions for pharmaceutical and biotechnology companies, with Jack Davis in December of 1999.  Prior to founding Group DCA, Mr. Likoff was a Vice President of the cardiovascular business unit at Novartis Pharmaceuticals from 1997 through 1999.  He has a B.S. in biology from the State University of New York at Stony Brook, an M.S. in Microbiology and Immunology from the College of Veterinary Medicine and Biomedical Sciences at Colorado State University, and an M.B.A. in Marketing from the City University of New York – Baruch College – Zicklin School of Business.

      Jack Davis is the Co-Chief Executive Officer and Founding Partner of Group DCA, which was acquired by the Company on November 3, 2010.  Before founding Group DCA with Robert Likoff in December of 1999, Mr. Davis was President and Chief Operating Officer of Euro RSCG Healthview, a healthcare communications company. Prior to Euro RSCG, Mr. Davis was the President of McCann-Erickson Consumer Health, the direct-to-consumer division of McCann-Erickson, an advertising agency. He also served as the Chief Strategy Officer for McCann-Erickson WorldHealth.  In the early 1990s, Mr.

Davis started The BioGenesis Group, a marketing communications and consulting company focused on the biotechnology industry. He began his career at Pfizer Pharmaceuticals, where he performed a number of functions in marketing and sales. Mr. Davis holds B.S. and M.B.A. degrees in marketing from Pennsylvania State University.

David Kerr joined us as Senior Vice President of Business Development in April 2009.  Prior to joining PDI, Mr. Kerr was senior vice president of commercial business at Endo Pharmaceuticals, Inc., where he was responsible for branded and generic pharmaceutical product sales, marketing, managed markets, portfolio and strategic planning and analytics since 2006.  From 2001 to  2006, Mr. Kerr served as vice president of business development at Endo Pharmaceuticals, responsible for leading product licensing and acquisition activities.  Prior to that, Mr. Kerr spent six years at Knoll Pharmaceuticals, which was at that time a division of BASF Corporation, where he was senior director of the pain management business unit with responsibility for sales, marketing and business development activity.  Also while at Knoll, Kerr served as director of sales operations and strategic planning.  Prior to that, Mr. Kerr worked with American Cyanamid in international agricultural chemicals marketing.  Mr. Kerr also spent 15 years with the DuPont Company in roles of increasing responsibility within the commercial side of DuPont’s life science business.  Mr. Kerr received a B.S. in Accounting from Pennsylvania State University and an M.B.A. from the University of Delaware.

Richard P. Micali is our Senior Vice President of New Markets and Services, with responsibility for PDI Voice (our call center), Partnered Selling and Financing (our product commercialization initiative), new service offerings, product management, mergers and acquisitions, and new market entries.  Mr. Micali joined us as Senior Vice President of New Markets and Services in February 2009, and served in that position until March of 2011.  Prior to joining PDI, Mr. Micali spent 25 years at Bristol-Myers Squibb where he held positions of increasing responsibility in sales, marketing and managed markets. He began his career as a sales representative and most recently was vice president, oncology sales. Mr. Micali has broad sales leadership experience across several therapeutic areas and customer channels. He has extensive experience building and leading sales organizations. Throughout his career, he has successfully launched a variety of new products and indications.  Mr. Micali received his B.S. from Bowling Green State University and an M.B.A. from John Carroll University.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF OUR
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing E&Y as the independent registered public accounting firm of the Company and its subsidiaries.  The accompanying proxy will be voted FOR the ratification of the appointment of E&Y unless the proxy contains instructions otherwise.  If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee, but the Audit Committee will not be required to take any action.

A representative of E&Y will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

The Board of Directors Recommends a Vote FOR the Ratification of the
Appointment of Ernst & Young LLP for Fiscal Year 2011, and Proxies That Are
Returned Will Be So Voted Unless Otherwise Instructed.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed and discussed with management and E&Y, the independent registered public accounting firm, our audited financial statements for fiscal 2010.  The Audit Committee has also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee also received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with E&Y the firm’s independence.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting.  E&Y is responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  E&Y has full access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in this report, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal 2010 be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Submitted by the Audit Committee

Jack E. Stover, Chairperson
Gerald P. Belle
Veronica A. Lubatkin
Stephen J. Sullivan

Audit Committee Matters and Fees Paid to Independent Registered Public Accounting Firm

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC.  Each year, the independent registered public accounting firm’s retention to audit our financial statements and permissible non-audit services, including the associated fees, is approved by the Audit Committee.  At the beginning of each fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, in light of the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence.  At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval.  Typically, these would be services, such as due diligence for an acquisition, that were not known at the beginning of the year.  The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings.  If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

E&Y, an independent registered public accounting firm, has served as our independent accountants continuously since 2005.  The Audit Committee believes that the knowledge of our business E&Y has gained through this period of service is valuable.  Fees for services provided by E&Y for the past two completed years ended December 31 were as follows:

PRINCIPAL ACCOUNTANT FEES AND SERVICES
	2010	2009
Audit Fees	$ 775,000	$ 656,410
Audit-Related Fees	42,000	15,204
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$ 817,000	$ 671,614

Fees for audit services include the audit of our consolidated financial statements, as well as the audit of the effectiveness of internal control over financial reporting. Fees for audit-related services consist of the audit of our 401(k) plan, which in 2010 and 2009 consisted of an audit of our 401(k) plan for the years ended December 31, 2009 and December 31, 2008, respectively, by E&Y.  Fees for audit-related services also included fees for due diligence services related to a potential acquisition.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of executive compensation arrangements should be read together with the compensation tables and related disclosures set forth elsewhere in this Proxy Statement under the caption “Executive Compensation”.  This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding executive compensation.  These statements involve known and unknown risks, uncertainties and other factors that may cause our future compensation programs to differ materially from currently planned programs.

Our “named executive officers” who received compensation from the Company during 2010 are:  (i) Nancy Lurker, the Chief Executive Officer; (ii) Jeffrey Smith, our Executive Vice President, Chief Financial Officer and Treasurer; (iii) Howard Drazner, our former Senior Vice President – Business Development, Promotional Medical Education; (iv) David Kerr, the Senior Vice President of Business Development, and (v) Richard P. Micali, the Senior Vice President of New Markets and Services.  Mr. Micali was the Senior Vice President of Sales Services throughout 2010.  Mr. Drazner’s employment with us terminated on January 31, 2011.

In November 2010, we acquired Group DCA, LLC.  In connection with this acquisition, Robert Likoff and Jack Davis, the co-CEOs of Group DCA, joined our team of executive officers.

Compensation Philosophy and Objectives

We believe that our executive compensation should reflect the performance and growth objectives of the Company and promote the creation of long-term stockholder value.

The primary objectives of our executive compensation plans are to:

•	provide overall levels of compensation that are competitive in order to attract, retain and motivate highly qualified, experienced executives,
•	provide annual and long-term incentives that emphasize performance-based compensation,

•
align the interests of our executives with those of our stockholders by having a meaningful portion of executive compensation comprised of equity-based incentives (which are subject to minimum stock ownership guidelines that encourage our executives to hold our stock even after vesting), and

•	avoid encouraging unnecessary or excessive risk-taking.

The amounts awarded to each executive under our compensation plans are wholly within the discretion of the Compensation Committee (and the full Board of Directors in the case of our CEO).  Some of the factors which the Compensation Committee and the Board of Directors consider in the exercise of their discretion are:  (i) the financial performance of the Company as a whole, (ii) the financial performance of the individual business units, (iii) progress towards the Company’s strategic objectives, (iv) individual performance of each executive, and (v) an assessment of the leadership and decision-making abilities, innovation and industry knowledge of each executive.

Despite a difficult economic environment, we significantly improved our operating and financial performance during the fiscal year ended December 31, 2010.  As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, our fiscal 2010 financial results were strong relative to our fiscal 2009 financial results.  The achievements of the executive management team included growing annual revenues by 80% compared to 2009, delivering positive cash flow from operations during each quarter in 2010, and signing over $75 million in new client contracts and $45 million in renewal contracts with clients.  We believe that our strong 2010 business performance was in part attributable to the effectiveness of our executive compensation programs described below.

Accordingly, in late 2010 and early 2011, the Compensation Committee (and the full Board of Directors in the case of our CEO) re-examined the mix of compensation for its executive officers, and approved the following changes beginning in 2011 in an effort to further enhance the programs’ effectiveness and to reward and retain the management team that delivered the results described above:

•	The annual cash bonus targets will be lower as a percentage of each executive’s base salary;
•	The annual cash bonus pool may exceed 100% of the target amounts based on commensurate performance (up to 200%);
•	The long-term equity award ranges will be higher as a percentage of each executive’s base salary, consistent with data from the revised peer group companies discussed below; and
•
The 2012 grants of long-term equity compensation, based on performance in 2011, will consist, in equal parts, of stock appreciation rights, or SARs, that will vest over three years, in three equal installments, and restricted stock that will cliff vest on the third anniversary of the grant date.

The shift towards increasing the long-term equity award ranges as a percentage of each executive’s base salary and decreasing the annual cash bonus as a percentage of each executive’s salary, was made for our CEO and CFO beginning in 2010, rather than 2011.

The changes described above were made to more closely align the Company’s executive compensation with that of the companies in its revised peer group, and to encourage and reward above target performance levels which result in the Company exceeding its financial performance objectives and which contribute to greater overall stockholder value.  In particular, the lowering of the annual cash bonus portion and the increasing of the long-term equity incentive portion of total compensation are designed to motivate the executive management team to consistently deliver favorable financial results and to increase stockholder return over the long term.

Role of the Compensation Committee and the Board of Directors

The Compensation Committee provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers, except for our CEO, whose compensation is approved by our full Board of Directors.  In making its determinations with respect to executive compensation, since 2002 the Compensation Committee has retained the services of an independent compensation consultant, Pearl Meyer & Partners, to assist with the design of our executive compensation programs. Pearl Meyer & Partners does not provide any services to PDI other than executive compensation services.  We believe that the use of an independent compensation consultant provides additional expertise to help us structure our executive compensation arrangements in a manner that is reasonable and consistent with our objectives, and is in alignment with survey data we use for benchmarking purposes and external market trends.

Specifically, the scope of Pearl Meyer & Partners’ services for PDI during 2010 included: (a) assistance in the development of our discretionary incentive compensation plans; (b) assistance and advice with respect to the Company’s review and revision of its peer group; and (c) review of the Compensation Discussion and Analysis section of this Proxy Statement. While the Compensation Committee typically reserves a portion of its meetings for executive sessions without the presence of management or the compensation consultant, the compensation consultant regularly participates in Compensation Committee meetings and advises the Compensation Committee on such matters as compensation trends and best practices, plan design and appropriate benchmarking.

Our CEO and Senior Vice President, Human Resources participate in the process of determining the compensation for our executive officers (other than our CEO) and regularly participate in Compensation Committee meetings.  During the first quarter of each year, the CEO, with the assistance of the Senior Vice President, Human Resources, undertakes a performance evaluation of each executive officer.  The Compensation Committee then meets with the CEO to discuss and review each executive officer’s performance during the last fiscal year.  The CEO provides the Compensation Committee with recommendations regarding base salary, annual cash incentives as well as the long-term equity incentive awards to be made to each executive officer.  The Compensation Committee then makes a final determination, in its sole discretion, regarding the compensation package of each named executive officer.  This determination is based on the recommendation of the CEO as well as a review of the Company’s financial results and any relevant position-based executive compensation benchmarking data provided by the Compensation Committee’s independent compensation consultant.

The process for determination of CEO compensation differs as follows.  On an annual basis, the CEO completes a self-assessment of his or her performance for review by the Compensation Committee and the Board of Directors, and then the CEO meets with the Board of Directors to discuss his or her performance during the year.  The Board of Directors meets in executive session without the CEO present to discuss and evaluate his or her performance and compensation package.  Ultimately, decisions regarding the CEO’s compensation package are made by the Board of Directors (excluding the CEO) based primarily upon the following considerations: (1) the Company’s financial performance and the Board of Director’s evaluation of the CEO’s performance; (2) the Compensation Committee’s and compensation consultant’s input to the Board of Directors; and (3) any relevant benchmarking data provided by the compensation consultant, as well as any other factors that the Board of Directors deems relevant.

Benchmarking

Compensation levels for executives of the Company are determined based on a number of factors, including compensation levels for similar positions in other companies.  Benchmarking compensation has been and continues to be a challenge for the Company because there are no public companies of similar size and scope which provide the types of sales and marketing support services that we provide to our customers.  Because there is no true comparison group, the Compensation Committee, beginning in 2009, established a peer group of publicly-traded companies in the pharmaceutical and biotechnology industry, as well as commercial and consulting services companies, against which to benchmark our executive compensation.

In late 2010, the Company’s management team and the Compensation Committee re-evaluated the original peer group companies and made a number of changes, in part based on their experience that the original peer group did not contain sufficient information to benchmark total compensation levels for senior executive positions other than the Chief Executive Officer and the Chief Financial Officer.  In the past, and as a result of the insufficient information provided by the original peer group data, the Company had been benchmarking the compensation of new executive hires against general compensation survey data across all industries, including both public and private companies.  The Compensation Committee determined that developing a peer group which contained companies from which the Company would be likely to recruit and hire executives and which more closely aligned with the Company in terms of revenues, market capitalization and/or number of employees would provide a more appropriate benchmark for determining executive compensation of all positions.

The revised peer group of 13 companies contains: (i) seven mid-cap pharmaceutical companies, (ii) two companies that provide health care services or technology, and (iii) four companies which provide life science tools or services.  All of these companies have annual revenues between $150 million and $400 million, and have between 500 and 3,000 employees.  The Compensation Committee relied on its compensation consultant to conduct this revised benchmarking analysis.

A comparison of the initial peer group companies and the revised peer group companies is set forth below:

INDUSTRY	ORIGINAL 2009 PEER GROUP	REVISED 2010 PEER GROUP
Pharmaceutical and Biotechnology Companies	Akorn, Inc. Auxilium Pharmaceuticals, Inc. BMP Sunstone Corporation Celera Corporation Isis Pharmaceuticals, Inc. Santarus, Inc.	Angiotech Pharmaceuticals, Inc. Auxilium Pharmaceuticals, Inc. BMP Sunstone Corporation Celera Corporation The Medicines Company Salix Pharmaceuticals Ltd. Santarus, Inc.
Health Care Services/ Technology	The Advisory Board Company HMS Holdings Corporation	Cross Country Healthcare Inc. Genoptix, Inc.
Life Sciences Tools/ Services	Albany Molecular Research, Inc. Genomic Health, Inc.	Affymetrix, Inc. Albany Molecular Research, Inc. Dionex Corp. Kendle International, Inc.
Outsourcing: Information Technology and Human Resources	Exlservice Holdings, Inc. Forrester Research, Inc. Marchex, Inc.	N/A

Historically, the Company has supplemented its use of peer group compensation data with general survey data that provides position-based compensation levels from all industries.  This peer group data and the general industry survey data are collectively referred to in this Proxy Statement as “Competitive Market Data”.  The Compensation Committee has relied on Competitive Market Data to assess the competitiveness of executive pay levels and the mix of compensation elements within our executive compensation program.  As part of the benchmarking process, the Compensation Committee also considers our financial performance in comparison with the companies in this peer group.

For 2010, compensation benchmarking for the positions of Chief Executive Officer and Chief Financial Officer was conducted with equal weight given to the our peer group companies and the general industry survey data. The other executive officers’ compensation was benchmarked against general industry data only, because of the absence of relevant comparables for such positions among the publicly available data for the original peer group companies. Beginning in 2011, the Company will rely entirely on compensation data from the revised peer group as the market benchmark for the named executive officers.

The Compensation Committee targets the total compensation of the Company’s executives generally at the median of the Competitive Market Data to ensure the Company maintains a competitive compensation program. However, due to a variety of reasons, including specific recruitment initiatives as well as an assessment of the level and type of responsibilities associated with certain executive positions within the Company and the specific experience, expertise and background of particular individuals, the various elements of executive compensation may vary considerably from the median for each executive position.

During 2010, the base salaries of the Company’s named executive officers (which remained unchanged from 2009) were generally at the median of the Competitive Market Data.  With respect to the 2010 annual cash incentive program, payments made to our named executive officers equaled 100% of the full funding target levels (with the exception of Howard Drazner, whose employment with the Company terminated prior to the payment of a bonus), and were approximately at the 75th percentile of the Competitive Market Data.  With respect to the 2010 long-term equity incentive program, the awards generally ranged between the 25th percentile and the median of the Competitive Market Data for the 2010 named executive officers.

As described above, the Compensation Committee has determined that lowering annual cash incentive targets, as a percentage of salary, and increasing long-term equity incentives, as a percentage of salary, for the executive officers during 2011, will more appropriately align the Company’s executive compensation with that of the revised peer group companies.  The Compensation Committee believes that this change will be more beneficial to shareholders by facilitating the Company’s ability to recruit, hire and retain its executive officers.

Elements and Mix of Executive Compensation

Overview

We currently use the following three main components of executive compensation:

•	Base salary;
•	Annual cash incentives; and
•	Long-term equity incentives.

We use these three elements of executive compensation because we believe they provide a well-balanced mix of rewards designed to achieve our compensation objectives in accordance with our compensation philosophy.  We provide our executives a measure of security in the minimum level of compensation they are eligible to receive in the form of a base salary.  In addition, we provide incentives for our executives to focus their efforts on achieving strong financial results on an annual basis through annual cash incentive rewards.  Finally, we seek to achieve our executive retention goals and long-term growth objectives by providing our executives with long-term incentive opportunities through equity awards that vest over a period of time.

The mix of executive compensation includes a significant component of at-risk compensation in the form of annual cash incentives and long-term equity incentives.  This results in a pay-for-performance orientation for our executives. Prior stock compensation gains and losses are not considered when setting future compensation levels.

The total target compensation of our CEO and our CFO are more highly leveraged in favor of total incentive compensation rather than base salary.  As discussed above, the Compensation Committee (and the full Board of Directors in the case of our CEO) decided to shift the mix of incentive compensation for the CEO and the CFO in both 2010 and 2011 to include a greater percentage of long-term equity incentives and a lower percentage of short-term annual cash incentives, in order to incent the CEO and CFO to continue to deliver exceptional performance in the Company’s financial and operational results.

The total target compensation of our other named executive officers was divided approximately evenly in 2010 between base salary and total incentive compensation, with the total incentive compensation divided approximately evenly between short-term annual cash incentives and long-term equity incentives.  As discussed above, the Compensation Committee decided to shift the mix of incentive compensation for these named executive officers, beginning in 2011, to include a greater percentage of long-term equity incentives and a lower percentage of short-term annual cash incentives, in order to incent these officers to continue to deliver exceptional performance.

In December 2010, the Compensation Committee of the Board approved the grant of special additional cash bonus and equity-based awards to the named executive officers, other than Mr. Drazner, in recognition of their outstanding contributions to the Company’s performance during 2010 (collectively, the “2010 Special Bonuses”).  The 2010 Special Bonuses are further described below under the heading “Special Performance Awards”.

Base Salary

Base salaries are set with regard to the level of the executive officer’s position within the Company and the individual’s current and historical performance.  The base salary levels and any changes to those levels for each executive are reviewed each year by the Compensation Committee (and in the case of the CEO, by the full Board of Directors), and adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s impact on our strategic goals and financial performance.  While our executives’ base salaries are generally targeted to be consistent with median base salaries for similar positions based on Competitive Market Data, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the evaluation of the factors discussed above by the Compensation Committee with respect to each named executive officer (and the full Board of Directors, in the case of the CEO).  The Compensation Committee also takes into account additional factors such as historical compensation and the individual’s potential to be a key contributor as well as special recruiting situations.

The Compensation Committee froze base salaries for the named executive officers during 2009 and 2010.  During 2010, the base salaries of our named executive officers were generally at or slightly below the median of the Competitive Market Data.

In 2011, the Compensation Committee approved a 3% merit increase for all employees of the Company, effective as of April 2011.  Such merit increase applied to all of the executive officers except Mr. Micali.  Mr. Micali received a 6% increase which reflected not only a general merit increase but a determination that his base salary should be increased to be more closely aligned with the median of the revised peer group salaries for comparable positions.  Messrs. Likoff and Davis joined the Company in November of 2010 and did not receive a merit increase because of their short tenure with the Company.

Annual Cash Incentives

The annual cash incentive program provides our executive officers with an opportunity to receive a cash award at the discretion of the Compensation Committee (and the full Board of Directors as to the CEO).  Annual cash incentive targets are usually determined by the Compensation Committee (and the full Board of Directors, as to the CEO) during the first quarter of each fiscal year, based on information provided by the Compensation Committee’s compensation consultant with respect to Competitive Market Data.

The annual cash incentive targets for performance in 2010 (which were paid during the first quarter of 2011) are as set forth in the chart below.  These targets were originally established by the Compensation Committee (and the full Board of Directors, as to the CEO) in January of 2010.  In December of 2010, in connection with a re-examination of the total mix of compensation based on the revised peer group, the annual cash incentive target of the CEO was reduced from 100% to 75% and the annual cash incentive target of the CFO was reduced from 70% to 50%; the annual cash incentive targets of the other 2010 named executive officers were not changed.  The reduction in the cash incentive target amounts for the CEO and the CFO was made in conjunction with the decision of the Compensation Committee (and the full Board of Directors, as to the CEO) to shift the mix of incentive compensation for the CEO and the CFO in both 2010 and 2011 to include a greater percentage of long-term equity incentives and a lower percentage of short-term annual cash incentives, in order to incent the CEO and CFO to continue to deliver exceptional performance in the Company’s financial and operational results.

  The chart below reflects the annual cash incentive targets for 2010, as revised in December of 2010:

Named Executive Officer	Annual Cash Incentive Target (% of Base Salary)	Annual Cash Incentive Target ($ Value)
Nancy Lurker	75%	$412,500
Jeffrey Smith	50%	$160,757
Howard Drazner*	n/a	n/a
David Kerr**	40%	$114,000
Richard Micali	50%	$117,500

* Mr. Drazner’s employment with the Company terminated January 31, 2011 and he therefore did not receive an annual cash incentive award relating to fiscal 2010.

**While Mr. Kerr’s annual cash incentive target is below that of the other named executive officers, he is also eligible to receive commissions on all new revenues generated by the Sales Services business unit on a sliding scale basis, which encourages him to generate maximum revenues.  His annual cash incentive target is based only on his base salary.  Since Mr. Kerr’s commissions are based solely on the extent to which new clients and client revenues are obtained for PDI and there is no related target percentage, the amount of such commission has not been included in annual cash incentive targets as stated above.

The amounts awarded to each named executive officer for 2010 performance under PDI’s 2010 annual cash incentive program were completely within the discretion of the Compensation Committee (and the full Board of Directors in the case of our CEO).  The factors which the Compensation Committee and the Board of Directors considered in the exercise of their discretion may have included, among other things:  (i) the financial performance of the Company as a whole, (ii) the financial performance of individual business units, (iii) progress towards the Company’s strategic objectives, (iv) the individual performance of each executive, and (v) an assessment of the leadership and decision-making abilities, innovation and industry knowledge of each executive.

The following annual cash incentive awards were approved for the named executive officers for 2010 and were paid in March of 2011 (expressed as a percentage of (i) base salary and (ii) annual cash incentive target award):

	Actual	Actual Annual Cash	Actual Annual Cash
Named Executive	Annual Cash	Incentive Award	Incentive Award
Officer	Incentive Award	(% of Base Salary)	(% of Target)
N. Lurker	$ 412,500	75%	100%
J. Smith	160,758	50%	100%
D. Kerr	114,000	40%	100%
R. Micali	117,500	50%	100%
H. Drazner	n/a	n/a	n/a

During 2010, the aggregate annual bonuses of our named executive officers were generally and as a group above the median of the Competitive Market Data, in large part because of the strong financial and operating performance of the Company relative to its goals, its peers, and the prior fiscal year.

The Compensation Committee capped the annual cash incentive payout for 2010 performance (payable in 2011) at 100% of the bonus targets of its executives. The Compensation Committee has capped the incentive payout for 2011 performance (payable in 2012) at 200% of the bonus targets of its executives.

The Compensation Committee may also consider extraordinary circumstances relevant to the Company’s performance or that of an individual executive. In late 2010, the Compensation Committee and the Board considered the extraordinary performance of the executive officers in delivering financial results and share price performance, and granted the 2010 Special Bonuses, which are discussed below under the heading “Special Performance Awards”.

Long-Term Equity Incentives

Our executives are also eligible to participate in a long-term equity incentive program each year, which is administered under our 2004 Stock Incentive Plan.  The long-term equity incentive component of our compensation program is used to balance the short-term focus of the annual cash incentive component by linking a substantial part of incentive compensation to our long-term performance.  The Compensation Committee believes that long-term stock-based incentive compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value.

From 2006 through 2008, equity awards under this plan typically consisted of stock-settled stock appreciation rights (“SARs”) and restricted stock.  In May 2008, the Compensation Committee approved a transition from restricted stock to restricted stock units (“RSUs”) to enable grantees to defer recognizing taxable income in respect of the shares before they become transferrable.  RSU grants generally cliff vest at the end of a three-year period following the grant date, with shares delivered to our executives upon vesting.  In February 2010, the Compensation Committee approved a transition away from RSUs and SARs and back to the granting of restricted stock for awards to be made in 2011 based on performance in 2010.  The change to restricted stock allows our executives to be able to better understand and determine the value of their equity awards at all times, thereby providing a greater likelihood of retention.  Unless provided otherwise in an award agreement, unvested RSUs, SARs and restricted stock are forfeited when an executive’s service with the Company is terminated.  We believe that RSUs, SARs and restricted stock all provide our executives with a significant link to our share price and also assist with retention of executive talent in critical positions.  We believe that linking a significant portion of our executives’ compensation to stock price appreciation furthers the goal of aligning executive and stockholder interests.

The Compensation Committee has historically approved a grant guideline range, expressed in terms of aggregate fair market value, for the long-term equity component of compensation for each executive officer during the first quarter of each fiscal year.  The ranges are established in accordance with a tier system which is based on each executive’s position and responsibilities within the organization.  The CEO is in the first tier and therefore has the highest established range, which is also consistent with Competitive Market Data.  The CFO and the co-CEOs of Group DCA are included within the second tier.  The other executive officers are included within the third tier.  The primary goal of the Compensation Committee in establishing these grant guideline ranges for long-term equity incentive grant values is to position our executives at median levels of long-term incentive compensation compared with the relevant peer group data, assuming that our financial results are in line with targeted levels of performance and taking into consideration certain qualitative factors such as the executive’s strategic impact, experience and expertise.  For all of our named executive officers except the CEO, the long-term equity incentive awards are approved by the Compensation Committee in the first quarter of the following year.  The Board of Directors approves the long-term equity incentive award granted to the CEO.

In February 2010, grant guideline ranges for 2010 long-term equity incentive grant values were established for each named executive officer as set forth in the chart below:

Named Executive Officer	Long-term Equity Incentive Award Range ($ Value)
N. Lurker*	$550,000
J. Smith	$150,000-400,000
H. Drazner**	n/a
D. Kerr	$50,000-$150,000
R. Micali	$50,000-$150,000

* Ms. Lurker’s long-term equity incentive award target was established as part of her initial hiring and employment terms with the Company.

**Mr. Drazner’s employment with the Company terminated January 31, 2011 and he therefore did not receive an annual cash incentive award relating to fiscal 2010.

In March of 2011, the Compensation Committee retroactively adjusted the previous long-term equity incentive award target for the CEO from 100% of her then base salary, as established in connection with her initial hiring and employment terms with the Company, to a number equal to the median value of long-term equity incentive award targets for CEOs of the revised peer group of companies.  This adjustment had the effect of increasing the award range for equity grants to the CEO, made in 2011 for 2010 performance, from $550,000 to $700,000.  The increase in the long-term equity incentive target amount for the CEO was made in conjunction with the decision of the Compensation Committee to shift the mix of incentive compensation for the CEO in both 2010 and 2011 to include a greater percentage of long-term equity incentives and a lower percentage of short-term annual cash incentives, in order to incent the CEO to continue to deliver exceptional performance in the Company’s financial and operational results and to better align the long-term incentive pay components of the CEO with the median long-term equity incentive award component for CEOs of the revised peer group of companies.

In March of 2011 the Compensation Committee also retroactively adjusted the previous long-term equity incentive award target for the CFO to a number equal to the median value of long-term equity incentive award targets for CFOs of the revised peer group companies.  This award range for the CFO was originally $150,000 - $400,000, and the award actually given was $350,000, which is slightly above the median of $300,000 for CFOs of the revised peer group companies.  The adjustment in the long-term equity incentive target amount for the CFO was made in conjunction with the decision of the Compensation Committee to shift the mix of incentive compensation for the CFO in both 2010 and 2011 to include a greater percentage of long-term equity incentives and a lower percentage of short-term annual cash incentives, in order to incent the CFO to continue to deliver exceptional performance in the Company’s financial and operational results and to better align the long-term incentive pay components of the CFO with the median long-term equity incentive award component for CFOs of the revised peer group of companies. The Compensation Committee has not yet established targets for the CFO for 2011 performance, payable in 2012.

The Compensation Committee did not make any adjustments in the short-term or long-term incentive targets for the named executive officers, other than the CEO and the CFO, with respect to 2010 performance, payable in 2011.  The Compensation Committee intends to re-examine the mix of annual cash incentives and long-term equity incentive award targets for such named executive officers, based on the revised peer group companies, for performance in 2011, payable in 2012.

In determining the actual amount of the awards, the Compensation Committee (and in the case of the CEO’s award, the Board of Directors) considers various factors, including our overall financial and operating performance, each executive's strategic impact, alignment with stockholder interests based on equity ownership by the executive management team, total stockholder dilution and annual share utilization rates, competitive market practices and the balance with other elements of the executive’s compensation package.  In March of 2011, long-term equity incentive awards based on 2010 performance were granted to each current named executive officer in the form of restricted stock, with the aggregate fair values on grant dates set forth below:

Named Executive Officer	Approximate Amount ($ Value)	Amount (% of 2010 Base Salary)
N. Lurker	$700,000	127%
J. Smith	$350,000	109%
H. Drazner*	n/a	n/a
D. Kerr	$150,000	53%
R. Micali	$150,000	64%

* Mr. Drazner’s employment with the Company terminated January 31, 2011 and he therefore did not receive a long-term equity incentive award relating to fiscal 2010.

In addition to the changes described above with respect to the compensation of our named executive officers, in March of 2011 the Board of Directors, at the recommendation of the Compensation Committee, modified the performance-based vesting conditions associated with SARs granted to our CEO, Nancy Lurker, in November 2008 and to our Senior Vice President of Business Development, David Kerr, in June 2009, in each instance in connection with the commencement of their employment with the Company (the “Original SARs Awards”).

The Original SARs Awards provided that these executives’ SARs would not vest unless and until certain performance conditions had been achieved.  Those performance conditions were: (i) maintaining a Company stock price of $10.00 or greater for 60 consecutive trading days; (ii) maintaining a Company stock price of $15.00 or greater for 60 consecutive trading days; and (iii) maintaining a Company stock price of $20.00 or greater for 60 consecutive trading days. Upon the occurrence of each performance condition, one third of the SARs in each Original SARs Award would vest (subject to satisfaction of applicable time-vesting conditions).  After taking into consideration the volatility that has characterized the U.S. stock market in recent months, the effects of such volatility on our stock price, and the substantial improvement in the Company’s stock price notwithstanding this volatility, the Board, at the recommendation of the

Compensation Committee, modified the vesting conditions such that each stock price goal would be met if the average Company stock price during 60 consecutive trading days exceeds the applicable stock price goal.  This modification will be effective on a prospective basis only.

Special Performance Awards

In December of 2010, the Compensation Committee (and the full Board of Directors, as to the CEO) approved the 2010 Special Bonuses, consisting of grants of the following cash and equity-based awards to the following named executive officers in recognition of their outstanding contributions to the Company’s performance during 2010.  The equity component of the 2010 Special Bonuses consists of shares of restricted stock granted pursuant to the Company’s 2004 Stock Incentive Plan which vest in three equal annual installments beginning on the date of grant.

Named Executive Officer	Cash Bonus	Restricted Stock (1)	Total 2010 Special Bonus
Nancy S. Lurker CEO	$100,000	$100,000	$200,000
Jeffrey S. Smith EVP, CFO and Treasurer	$50,000	$50,000	$100,000
David Kerr SVP, Business Development	$25,000	$25,000	$50,000
Richard Micali SVP, New Markets and Services	$25,000	$25,000	$50,000
Howard Drazner SVP, Business Development – Promotional Medical Education	n/a	n/a	n/a

(1) The amounts presented in this column represent the aggregate grant-date fair value of the restricted stock awards calculated in accordance with FASB ASC Topic 718.

 Sign-On Bonuses

Sign-on bonuses may be granted from time to time at the discretion of our Compensation Committee in connection with new hires at the executive officer level.  There were no sign-on bonuses for any named executive officer in 2010.

Commission Plan

Our Senior Vice President of Business Development, David Kerr, has a commission plan which entitled him to receive:  (i) fifty percent (50%) of his commission based on new revenues, and (ii) fifty percent (50%) of his commission based on the margin with respect to any such revenues.  There were no minimum thresholds or caps on the amount of commissions that could be earned under the 2010 commission plan. With respect to the revenue component, Mr. Kerr was entitled to receive 0.125% of the first $25,000,000 of revenues generated by the sales team during 2010, and 0.15% on all revenues thereafter, on new business for the contract sales organization.  With respect to the margin component, Mr. Kerr was entitled to receive 0.7% on all new revenues as to which the margin is at least 20% for the contract sales organization.

Equity Grant Approval Process

In 2007, the Compensation Committee approved and adopted a formal process relating to the granting of equity awards.  In accordance with this process, long-term equity incentive awards for all executive officers (other than the CEO) are approved by the Compensation Committee during the first quarter of each year, and the grant date for such awards is the date on which such awards are approved by the Compensation Committee.  With respect to a long-term equity incentive award to the CEO, the Board of Directors approves this award during the first quarter of each year and the grant date is the date of approval by the Board of Directors.  For the portion of any equity award that is granted in the form of RSUs or restricted shares, the determination of the number of RSUs or restricted shares to be granted is calculated by dividing the intended dollar value of the RSU or restricted stock portion of the award by the closing price of our stock on the date of the grant.  For the portion of any equity award that is granted in the form of SARs, the number of SARs to be granted is calculated by dividing the intended dollar value of the SARs portion of the award by the fair value of the SAR on the date of grant based on a Black-Scholes valuation model.

For newly hired employees, if the Compensation Committee approves an equity award prior to the individual’s date of hire, the grant date for the equity award is the date of hire.  If the Compensation Committee approves the equity award after the date of hire, then the grant date of the award is the date on which the Compensation Committee approves the equity award.

Perquisites

As a matter of practice, we provide only limited perquisites to our executive officers that are not generally provided to all employees.  Executives are eligible for the standard benefits and programs generally available to all of our employees.  The value of special perquisites, as well as additional benefits that are available generally to all of our employees, that were provided to each named executive officer in 2010 are set forth in footnote 8 to the table contained in the section of this Proxy Statement entitled “Summary Compensation Table.”

Deferred Compensation Plan

We allow our executives and directors to elect to defer receipt of cash compensation through participation in the Executive Deferred Compensation Plan.  The purpose of the plan is to allow participants to defer receipt of current cash compensation (base salary and annual cash incentives, or annual cash retainers in the case of directors) that could not otherwise be contributed to the participant’s 401(k) account due to federally-imposed limits.  In 2010, none of our named executive officers’ and directors made any voluntary contributions to this plan.

Employment Agreements and Post-Termination Payments

We have employment separation agreements with certain key executives in order to attract and retain a highly qualified management team.  The Compensation Committee considers the terms of these agreements to be consistent with standard market practice and periodically reviews all such agreements in the context of the Company’s specific needs and emerging best practices.  Additional information regarding the employment separation agreements and the potential value of post-termination benefits of our executive officers can be found in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change of Control”.  None of our named executive officers’ compensation arrangements include tax gross-up provisions.

Stock Ownership Guidelines

We adopted stock ownership guidelines, effective January 1, 2007, with respect to the accumulation and retention of shares of our common stock delivered through our executive and director compensation plans.  Our executive officers and directors are required to retain at least 50% of net shares delivered through such plans.  Net shares refer to those that remain after shares are sold or forfeited to pay the exercise price of stock options and/or withholding taxes for stock options, SARs, restricted stock and RSUs.  These shares must be retained until the earliest of (1) three years from the date of exercise or settlement; (2) retirement; or (3) termination of employment.   If an executive does not comply with these ownership guidelines, the Compensation Committee may award reduced levels of annual and/or long-

term incentive compensation.  All of our executive officers and non-employee directors were in compliance with these guidelines as of December 31, 2010.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the various compensation vehicles utilized by the Company.  When determining amounts of long-term equity incentive awards for executives, the Compensation Committee examines the accounting costs associated with awarding such equity compensation determined in accordance with FASB ASC Topic 718.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to the chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer).  To the extent that compensation is generally based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the stockholders, the compensation is not included in the computation of the limit.  In recent years, the $1 million limit contained in Section 162(m) of the Code has not been implicated; to the extent such limit may be exceeded in the future, the Compensation Committee believes that there are circumstances where the provision of compensation that is not fully deductible may be in our best interests and those of the stockholders.  The Compensation Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible.  Accordingly, the Compensation Committee reserves the authority to award compensation that may not be fully deductible.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this Proxy Statement with management and, based on such review and discussion, the Compensation and Management Development Committee recommends that it be included in this Proxy Statement.

Submitted by the Compensation and
Management Development Committee

Frank J. Ryan, Chairperson
John Federspiel
Veronica A. Lubatkin

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During 2010, the Compensation Committee consisted of Messrs. Ryan and Federspiel and Ms. Lubatkin.   No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation Features Intended to Prevent Excessive Risk Taking

   The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.  In particular, the Company believes that the following factors help mitigate against any such risks: (a) annual cash incentive compensation and long-term equity incentive compensation are based on a mix of overall Company performance, business unit performance and individual performance, (b) the annual cash incentive compensation plan for executives and non-commissioned employees is discretionary but takes into consideration financial performance tied to revenue growth and operating income, (c) the annual cash incentive compensation plan has no minimum funding levels, such that employees will not receive any rewards if satisfactory financial performance is not achieved by the

Company, (d) equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and encourage employees to focus on sustained stock price appreciation, (e) stock ownership guidelines which require retention of shares issued under executive compensation plans, (f) base salaries are consistent with employees’ responsibilities and market practices so that they are not motivated to take excessive risks to achieve a reasonable level of financial security, and (g) the commission plan for our Senior Vice President of Business Development is structured to reward his performance in selling new business with appropriate margins and is not based solely on revenues.

INFORMATION ABOUT OUR EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid to all persons who served as our CEO and CFO and our three other most highly compensated executive officers who served in such capacities during 2010, including an individual who was one of our three most highly compensated executive officers during all of 2010 but who is no longer an executive officer of the Company (collectively referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE FOR 2010, 2009 and 2008
Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	SARs Awards ($)(6)	Non-Equity Incentive Plan Compen-sation (7)	All Other Compen-sation (8)	Total
Nancy Lurker
CEO (1)	2010	$550,000	$512,500	$319,997	$169,638	$-	$33,258	$1,585,393
	2009	550,000	192,500	-	-	-	21,180	763,680
	2008	66,635	-	599,200	241,200	-	1,517	908,552
Jeffrey Smith -
EVP, CFO and	2010	321,515	210,758	145,005	73,254	-	22,696	773,227
Treasurer	2009	321,515	73,000	105,001	83,469	-	22,196	605,181
	2008	317,865	-	250,011	57,793	57,851	27,848	711,368
David Kerr -
SVP, Business	2010	285,000	139,000	70,000	34,698	221,921	11,394	762,013
Development (2)	2009	199,865	30,000	-	17,130	45,675	10,983	303,653
Richard Micali -
SVP, New Markets	2010	235,000	142,500	84,999	46,264	-	18,429	527,193
and Services (3)	2009	215,417	45,000	22,800	4,680	-	8,221	296,118
Howard Drazner -
SVP, Business
Development,	2010	235,870	16,021	24,999	19,277	-	18,838	315,005
Promotional	2009	235,870	15,000	39,999	31,798	-	18,290	340,957
Medical Education	2008	233,866	-	40,003	23,117	38,003	18,051	353,040

(1)	Joined us as our CEO on November 18, 2008.

(2)	Joined us as our SVP, Business Development on April 17, 2009.

(3)	Joined us as our SVP, Sales Services on February 3, 2009, and is currently the SVP of New Markets and Services.

(4)
The amounts set forth in this column represent discretionary payments to our named executive officers (a) under the annual cash incentive plan and (b) in connection with the cash portion of the 2010 Special Bonuses.

(5)
The amounts set forth in this column represent discretionary payments to our named executive officers (a) under the long-term equity incentive plan and (b) in connection with the equity awards portion of the 2010 Special Bonuses. The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions.  For additional information regarding our valuation assumptions, please refer to note 1—“Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 23, 2011.

(6)
The dollar amounts set forth under the heading “SARs Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions.  For additional information regarding our valuation assumptions, please refer to note 1—“Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 23, 2011.

(7)	The amount set forth in this column with respect to Mr. Kerr reflects commissions under his commission plans for 2009 and 2010.

(8)	For the named executive officers, this column includes the following amounts in 2010:

Name	401(k) Company Match ($)	Term Life Insurance Payment ($)	Automobile Benefit ($)	Financial Planning Services ($)	Other ($)	Totals ($)
Nancy Lurker	$9,800	$138	$12,500	$10,820	$-	$33,258
Jeffrey Smith	9,800	396	12,500	-	-	22,696
David Kerr	1,250	144	-	10,000	-	11,394
Richard Micali	3,917	137	9,000	5,375	-	18,429
Howard Drazner	9,200	138	9,500	-	-	18,838

Grants of Plan-Based Awards During 2010

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2010:

Grants of Plan-Based Awards During 2010
							All Other
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of	Option Awards: Number of Securities Underlying	Exercise or Base Price of SARs Awards	Grant Date Fair Value of RSUs and SARs
Name	Grant Date		Threshold $	Target $	Maximum $	RSUs (#)	SARs (#)	($)/share	Awards ($)
Nancy Lurker	3/1/2010	(2)				43,738	-	$-	$220,002
	3/1/2010	(2)				-	88,353	5.03	169,638
	12/21/2010	(3)				9,107	-	-	99,995
Jeffrey Smith	3/1/2010	(2)				18,887	-	-	95,002
	3/1/2010	(2)				-	38,153	5.03	73,254
	12/21/2010	(3)				4,554	-	-	50,003
David Kerr	3/1/2010	(2)				8,946	-	-	44,998
	3/1/2010	(2)				-	18,072	5.03	34,698
	12/21/2010	(3)				2,277	-	-	25,001
			None	None	None	-	-	-	-
Richard Micali	3/1/2010	(2)				11,928	-	-	59,998
	3/1/2010	(2)				-	24,096	5.03	46,264
	12/21/2010	(3)				2,277	-	-	25,001
Howard Drazner	3/1/2010	(2)				4,970	-	-	24,999
	3/1/2010	(2)				-	10,040	5.03	19,277

(1)	Mr. Kerr has a commission plan based on sales as to which there are no thresholds, no targets and no maximums.

(2)
These amounts include RSUs and SARs that were awarded in February 2010 under the 2009 long-term equity incentive plan.  The RSUs cliff-vest on the third anniversary of the date of grant and the SARs vest in three equal annual installments beginning on the first anniversary of the date of grant.

(3)
These amounts reflect restricted shares of common stock that were awarded in December 2010 as the equity component of the 2010 Special Bonuses.  One third of the restricted shares vested immediately on the date of grant and the remaining shares vest in two equal annual installments on the first and second anniversary of the date of grant.

Outstanding Equity Awards

The following table provides information concerning the number and value of unexercised SARs, restricted stock awards and RSUs for the named executive officers outstanding as of the fiscal year ended December 31, 2010:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
	SARs Awards								Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable		Number of Securities Underlying Unexercised SARs (#) Unexercisable		Number of Securities Underlying Performance-based SARs (#) Unearned		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares/RSUs that have not Vested (#)		Market Value of Shares/RSUs that have not Vested ($)
Nancy Lurker	-		-		-		$-	-	56,000	(1)	$590,240
	-		-		280,000	(2)	4.28	11/18/2015	-		-
	-		-		-		-	-	43,738	(3)	460,999
	-		88,353	(4)	-		5.03	3/1/2015	-		-
	-		-		-		-	-	6,072	(5)	63,999
Jeffrey Smith	15,662		-		-		13.47	5/15/2011	-		-
	19,080		-		-		9.52	3/30/2012	-		-
	-		-		-		-	-	4,313	(6)	45,459
	15,168	(7)	7,585	(7)	-		7.73	2/27/2013	-		-
	-		-		-		-	-	17,827	(8)	187,897
	13,842	(9)	27,685	(9)	-		5.89	2/19/2014	-		-
	-		-		-		-	-	18,887	(3)	199,069
	-		38,153	(4)	-		5.03	3/1/2015	-		-
	-		-		-		-	-	3,036	(5)	31,999
David Kerr	-		-		25,000	(10)	3.32	6/3/2016	-		-
	-		-		-		-	-	8,946	(3)	94,291
	-		18,072	(4)	-		5.03	3/1/2015	-		-
	-		-		-		-	-	1,518	(5)	16,000
Richard Micali	-		-		-		-	-	5,000	(11)	52,700
	1,000	(12)	2,000	(12)	-		4.56	2/3/2014	-		-
	-		-		-		-	-	11,928	(3)	125,721
	-		24,096	(4)	-		5.03	3/1/2015	-		-
	-		-		-		-	-	1,518	(5)	16,000
Howard Drazner	2,853		-		-		12.06	3/23/2011	-		-
	-		-		-		-	-	1,725	(13)	18,182
	-		3,034	(14)	-		7.73	2/27/2013	-		-
	-		-		-		-	-	6,791	(8)	71,577
	-		10,547	(15)	-		5.89	2/19/2014	-		-
	-		-		-		-	-	4,970	(3)	52,384
	-		10,040	(4)	-		5.03	3/1/2015	-		-

(1) RSUs that vest one-half on each of November 18, 2011 and November 18, 2012.
(2) Performance-based SARs where 168,000 are currently vested but unearned because the stated performance conditions have not been met, and the remaining SARs vest (A) one-half on or after November 18, 2011 if the stated performance conditions are met and (B) one half on or after November 18, 2012 if the stated performance conditions are met.

(3) RSUs that vest on March 1, 2013.

(4) SARs that vest one-third on each of March 1, 2011, March 1, 2012 and March 1, 2013.
(5) Restricted shares of common stock that vest one-half on each of December 21, 2011 and December 21, 2012.
(6) RSUs that vest on February 27, 2011.
(7) Two-thirds of the SARs are currently vested, one-third will vest on February 27, 2011.
(8) RSUs that vest on February 19, 2012.
(9) One-third of the SARs are currently vested, one-third will vest on each of February 19, 2011 and February 19, 2012.
(10) Performance-based SARs where 12,500 are currently vested but unearned because the stated performance conditions have not been met, and the remaining SARs vest (A) one-half on June 3, 2011 if the performance conditions are met and (B) one-half on June 3, 2012 if the performance conditions are met.

(11) RSUs that vest on February 3, 2012.
(12) One-third of the SARs are currently vested, one-third will vest on each of February 3, 2011 and February 3, 2012.
(13) Restricted shares of common stock that vest on February 27, 2011.
(14) SARs that vest on February 27, 2011.
(15) SARs that vest one-half on each of February 19, 2011 and February 19, 2012.

Vested Stock Awards

The following table presents information concerning the vesting of shares of restricted stock or the receipt of shares of common stock upon the vesting of RSUs for the named executive officers during the fiscal year ended December 31, 2010:

STOCK VESTED IN 2010
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nancy Lurker (1)	31,035	$ 331,524
Jeffrey Smith (2)	9,769	68,400
David Kerr (3)	759	8,334
Richard Micali (3)	759	8,334
Howard Drazner (4)	4,618	35,200

(1) When Ms. Lurker joined us, she was granted 112,000 restricted shares of common stock on November 18, 2008 that vest in four equal installments on each of the first four anniversaries of the date of grant. 28,000 shares vested on November 18, 2010. This number also includes 3,035 shares which were part of a restricted stock award granted on December 21, 2010, one-third of which vested immediately.

(2) Consists of 3,939 RSUs that vested on March 30, 2010 that were part of a 2007 grant; 4,312 RSUs that vested on February 27, 2010 that were part of a 2008 grant; and 1,518 shares which were part of a restricted stock award granted on December 21, 2010, one-third of which vested immediately.

(3) Consists of a restricted stock award granted on December 21, 2010, one-third of which vested immediately.

(4) Consists of 1,725 restricted shares of common stock that vested on February 27, 2010 that were part of a 2008 grant; 1,226 restricted shares of common stock that vested on March 30, 2010 that were part of a 2007 grant; and 1,667 restricted shares of common stock that vested on November 27, 2010 that were part of a 2007 grant.

Nonqualified Deferred Compensation

None of the named executive officers for 2010 participated in our deferred compensation plan.

Potential Payments upon Termination or Change in Control

The following table reflects the estimated amount of compensation that would be payable to each of our 2010 named executive officers upon termination of such executive’s employment in accordance with their respective employment separation agreements and restricted stock grant agreements or in the event of a change of control of the Company.  The term “change of control” generally means any transaction which results in the stockholders of the Company immediately prior to such transaction owning less than 51% of the surviving corporation or any acquisition of all or substantially all of the assets of the Company.  In general: (i) non-performance based SARs vest upon a change of control, (ii) RSUs vest upon a change of control, and (iii) restricted stock vests upon a change of control.  The amounts shown assume that such termination was effective as of December 31, 2010, and are estimates of the amounts which would be paid out to the executives upon their termination.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Cash Payment ($)	Continuation of Medical/ Welfare Benefits (Present Value) ($)	Acceleration of Equity Awards ($) (1)		Total Termination Benefits ($)
Voluntary Resignation:
Nancy Lurker	$-	$-	$-		$-
Jeffrey Smith	-	-	464,424	(2)	464,424
David Kerr	-	-	-		-
Richard Micali	-	-	-		-
Howard Drazner	-	-	-		-
Termination Without Cause or Resignation for Good Reason:
Nancy Lurker	1,292,500	48,576	-		1,341,076
Jeffrey Smith	589,557	24,288	-		613,845
David Kerr	315,000	24,288	-		339,288
Richard Micali	280,000	24,288	-		304,288
Howard Drazner (3)	289,238	24,288	-		313,526
Upon a Change of Control:
(whether or not in connection with a termination)
Nancy Lurker	-	-	1,602,062		1,602,062
Jeffrey Smith	-	-	824,696		824,696
David Kerr	-	-	209,868		209,868
Richard Micali	-	-	339,150		339,150
Howard Drazner (3)	-	-	255,031		255,031

(1)	These amounts are based on the value of restricted shares of common stock and RSUs held at December 31, 2010 that would become immediately vested upon retirement or a change of control pursuant to the applicable restricted stock grant agreement, and non-performance based SARS that would become immediately vested upon a change on control pursuant to the 2004 Stock Award and Incentive Plan. Performance-based SARS awards do not automatically vest upon a change of control, and therefore are not included.

(2)	Reflects accelerated vesting of RSUs upon retirement, which is defined for this purpose as voluntary termination after attainment of age 62 and completion of at least two years of service.

(3)	Mr. Drazner’s employment with the Company terminated on January 31, 2011. His actual separation payments are described below.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.

Below is a summary of all employment separation agreements that were in effect during all or a portion of 2010 for our named executive officers.

Current Executives

Nancy Lurker – Chief Executive Officer

Under Ms. Lurker’s employment separation agreement, in consideration for her employment with the Company and certain covenants not to compete and not to solicit the Company’s employees or clients for a period of up to 24 months after termination of employment, and subject to a general release of claims against the Company, Ms. Lurker is entitled to receive the following benefits if she is terminated without Cause (as defined below) or if she resigns for Good Reason (as defined below) or if her employment is terminated in connection with a change of control:

•	A payment equal to the product of twenty-four (24) times her then current monthly base salary;

•
A payment equal to the average of the annual amounts paid to her under any cash-based incentive or bonus plan in which she participates with respect to the last three (3) full fiscal years of her participation in such plan prior to the date of her termination (or, if her participation in such plan is less than three full fiscal years, such shorter number of full fiscal years of participation at the date of termination); and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 24 months.

In addition, upon the occurrence of a change of control: (a) the time based vesting conditions applicable to each of Ms. Lurker’s performance based SARs shall be deemed to have been fully attained as of the date of such change of control, and (b) the stock price based performance conditions of such SARs shall be deemed to have been achieved if as of the date of such change in control the fair market value of a share of common stock of PDI exceeds the per share dollar threshold amount of the stock-based performance condition (without regard to whether the average Company stock price during 60 consecutive trading days exceeds the applicable stock price goal).

“Cause” generally means: (1) Ms. Lurker’s failure to use her best efforts to achieve her goals; (2) Ms. Lurker’s failure to comply with the reasonable instructions of our Board of Directors; (3) a material breach by Ms. Lurker of the terms of her confidentiality, non-solicitation and covenant not to compete agreement; (4) Ms. Lurker’s failure to adhere to our documented policies and procedures; (5) Ms. Lurker’s failure to adhere to moral and ethical business principles; (6) Ms. Lurker’s conviction of a criminal offense; (7) any documented act of material dishonesty or fraud by Ms. Lurker in the commission of her duties; or (8) misconduct by Ms. Lurker that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.

“Good Reason” generally means: (1) the failure to pay Ms. Lurker any material amount of compensation that is due and payable; (2) a material reduction in Ms. Lurker’s annual base salary; (3) the relocation of Ms. Lurker’s principal place of employment to a location more than 50 miles from Ms. Lurker’s current principal place of employment; (4) a material adverse alteration of Ms. Lurker’s duties and responsibilities; (5) an intentional, material reduction of Ms. Lurker’s aggregate target incentive awards under any incentive plans; or (6) in connection with a Change in Control, the material failure to maintain Ms. Lurker’s relative level of coverage under its employee benefit plans.

Jeffrey E. Smith – Executive Vice President, Chief Financial Officer and Treasurer

Under Mr. Smith’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of up to 18 months after termination of employment, as well as a general release of claims against the Company, Mr. Smith is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

•	A payment equal to the product of 18 times his then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to him based on the three most recent years; and

•	Continued participation in our health and welfare programs, at our expense, for 12 months.

For purposes of Mr. Smith’s agreement:

   “Cause” generally means: (1) Mr. Smith’s failure to satisfactorily perform duties despite adequate warnings; (2) Mr. Smith’s failure to adhere to generally accepted standards of conduct in the workplace, our policies and procedures or moral and ethical business principles; or (3) Mr. Smith’s conviction of a crime or any other act of dishonesty in commission of his duties.

   “Good Reason” generally means: (1) a substantial adverse change in Mr. Smith’s title or responsibilities; (2) a reduction in Mr. Smith’s base salary; (3) modification of Mr. Smith’s overall compensation plan resulting in the material reduction of his earning potential; or (4) a relocation of our principal place of business more than 50 miles from Mr. Smith’s residence.

David Kerr – Senior Vice President, Business Development

Under Mr. Kerr’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Kerr is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below) or if his employment is terminated due to a change of control:

•	A payment equal to the product of 12 times his then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to him during the three most recent years; and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 12 months.

For purposes of Mr. Kerr’s agreement:

“Cause” generally means: (1) Mr. Kerr’s failure to use his best efforts to achieve his goals; (2) Mr. Kerr’s failure to comply with the reasonable instructions of our CEO; (3) any material breach of the terms and conditions of his employment separation agreement, (4) Mr. Kerr’s failure to adhere to our documented policies and procedures; (5) Mr. Kerr’s failure to adhere to moral and ethical business principles; (6) Mr. Kerr’s conviction of any felony or criminal offense involving fraud, deceit, dishonesty or unethical behavior; (7) any documented act of material dishonesty or fraud by Mr. Kerr; and (8) if Mr. Kerr engages in acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under The Sarbanes-Oxley Act of 2002.

    “Good Reason” generally means: (1) the failure to pay Mr. Kerr any material amount of compensation that is due; (2) a reduction in Mr. Kerr’s annual base salary in excess of 15 percent (unless all similarly situated executives receive this reduction); or (3) the relocation of Mr. Kerr’s principal place of employment to a location more than 50 miles from his current principal place of employment. In the event of a change of control and for the two-year period thereafter, “Good Reason” shall also include: (4) a material adverse alternation of Mr. Kerr’s duties and responsibilities; (5) an intentional, material reduction of his aggregate target incentive awards under any short-term and/or long-term incentive plans; or (6) the Company’s material failure to maintain his relative level of coverage under its material employee benefit plans.

Richard Micali  - Senior Vice President, New Markets and Services

Under Mr. Micali’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Micali is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

•	A payment equal to the product of 12 times his then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to him during the three most recent years; and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 12 months.

For purposes of Mr. Micali’s agreement:

    “Cause” generally means: (1) Mr. Micali’s failure to use his best efforts to achieve his goals; (2) Mr. Micali’s failure to comply with the reasonable instructions of our CEO; (3) Mr. Micali’s failure to adhere to our documented policies and procedures; (4) Mr. Micali’s failure to adhere to moral and ethical business principles; (5) Mr. Micali’s conviction of any felony or criminal offense involving fraud, deceit, dishonesty or unethical behavior; (6) any documented act of material dishonesty or fraud by Mr. Micali; or (7) if Mr. Micali engages in acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under The Sarbanes-Oxley Act of 2002.

    “Good Reason” means and includes the same circumstances as described in Mr. Kerr’s employment separation agreement described above.

Former Executive

Howard Drazner – Senior Vice President,Business Development, Promotional Medical Education

In connection with his departure from the Company on January 31, 2011, Mr. Drazner and the Company entered into an Agreement and General Release, effective as of February 23, 2011, which superseded a prior employment separation agreement between the parties.  In consideration of certain covenants not to compete and not to solicit employees or clients for a period of time after termination ofhis employment, his execution and completion of a transition plan, and a general release of claims against the Company, Mr. Drazner is entitled to receive the following benefits:

•	Payments totaling $78,666.66, representing four months of salary continuation at his then base rate of pay; and

•
An amount equal to 0.5% of Pharmakon’s gross revenue (subject to certain adjustments) directly resulting from business with certain named clients for each of the four quarters of 2011.  No payments have been made with respect to the first quarter of 2011 and future amounts are not yet determinable.

None of Mr. Drazner’s equity awards were accelerated in connection with such termination.

PROPOSAL No. 3 – APPROVAL OF AMENDMENTS
TO THE 2004 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Amended and Restated 2004 Stock Award and Incentive Plan (the “Amended 2004 Stock Incentive Plan”) which was approved by the Board of Directors on April 13, 2011, subject to approval of our stockholders, and which contains the following amendments to the 2004 Stock Award and Incentive Plan (the “Original 2004 Stock Incentive Plan”):

1.	Increases by 1,100,000 shares the number of shares of Common Stock authorized under the Original 2004 Stock Incentive Plan;

2.
Prohibits the re-pricing of any stock options or stock appreciation rights (“SARs”) without approval of our stockholders, such that: (i) no outstanding option or SAR granted under the Amended 2004 Stock Incentive Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR, (ii) the Board may not cancel any outstanding option or SAR (whether or not granted under the Amended 2004 Stock Incentive Plan) and grant in substitution therefor new awards under the Amended 2004 Stock Incentive Plan covering the same or a different number of shares of stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, and (iii) the Company may not repurchase for cash options or SARs granted under the Amended 2004 Stock Incentive Plan with an exercise price that is more than 100% of the fair market value of a share of stock on the date of repurchase; and

3.
Provides the following additional business criteria upon which the Compensation Committee may establish performance goals for performance awards to employees who the Compensation Committee determines are likely to be covered by Code Section 162(m) relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee: (i) the acquisition of new clients and/or the retention of existing clients, (ii) goals related to entering into or the performance of joint ventures or strategic alliances, and (iii) goals related to the development of new services and markets, and the financial performance of the Company related to such new services and markets.

An incidental effect of stockholder approval of the amendments to the Original 2004 Stock Incentive Plan will be to (a) reaffirm the business criteria for performance conditions described below for purposes of Section 162(m) of the Code until the first stockholder meeting that occurs in 2016 and (b) extend the period during which incentive stock options (“ISOs”) may be granted under the Amended 2004 Stock Incentive Plan to the tenth anniversary of the date of such stockholder approval.

If the stockholders of the Company do not approve the proposed amendments, then the Original 2004 Stock Incentive Plan will continue, without modifications, in full force and effect.

Background and Reasons for the Amendments

At the Company’s 2004 annual meeting of stockholders, the Original 2004 Stock Incentive Plan was approved by the stockholders of the Company.  The purpose of this plan is to attract, retain and motivate executives, other key employees, non-employee directors and providers of substantial services to the Company.  Since approval of the Original 2004 Stock Incentive Plan, equity compensation has historically been a key element of our compensation program, and the ability to grant equity-based compensation has enabled us to attract and retain talented employees.  Additionally, equity-based awards have allowed us to link incentive rewards to Company performance, to encourage employee ownership in our stock and to further align the interests of employees with those of our stockholders.  Equity based compensation is a common form of compensation in our industry, and without these awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent.

The Company believes that it has effectively and efficiently managed the share pool under the Original 2004 Stock Incentive Plan, as evidenced by the fact that it has not increased the number of shares available under the plan in seven years.  With the Company’s recent growth in revenues and operations, the Company has been hiring senior executives and other key employees and accordingly, the number of shares available for grant under the Original 2004 Stock Incentive Plan has been depleted.  As of April 1, 2011, the Company had available for grant a total of 472,162 shares which could be issued under the Original 2004 Stock Incentive Plan.  The Company wishes to replenish the amount of shares available for grants to attract and retain executives, other key employees, non-employee directors and providers of substantial services to the Company over the next several years.

Our Original 2004 Stock Incentive Plan does not prohibit the Company from re-pricing outstanding stock options or SARs.  Employees, directors and others who hold stock options or SARs with an exercise price which is higher than the Company’s current price will not realize any value from these stock awards unless and until the price per share of our stock increases above their exercise price.  Currently, there are 36 holders of 140,645 stock options and 76,504 SARs which have no intrinsic value based on our stock price as of April 1, 2011. Our Compensation Committee believes that an amendment which would prohibit any re-pricing, without approval of our stockholders, reflects our commitment to best practices in corporate governance and to a more complete alignment of the interests of our executive management and directors with the interests of our stock holders.

Our Original 2004 Stock Incentive Plan contains numerous business criteria upon which the Compensation Committee may establish performance goals for performance awards to employees who the Compensation Committee determines are likely to be covered by Code Section 162(m) relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee.  The strategy and direction of the Company has changed since the Original 2004 Stock Incentive Plan was approved, and the Compensation Committee believed that it was appropriate to review and update the list of business criteria to reflect additional current or future goals and objectives upon which performance-based compensation might be based.  After review, the additional business criteria which were added are: (i) the acquisition of new clients and/or the retention of existing clients, (ii) goals related to entering into or the performance of joint ventures or strategic alliances, and (iii) goals related to the development of new services and markets, and the financial performance of the Company related to such new services and markets.  The Company believes that such goals are or may be relevant to the Company’s future success and are therefore appropriate as performance criteria under the Amended 2004 Stock Incentive Plan.

The Company has reviewed its request for an increase in the number of shares reserved to the Original 2004 Stock Incentive Plan against the criteria and the industry model used by Institutional Shareholder Services, Inc. (“ISS”) in determining whether to recommend that stockholders approve such requests.  While the Company does not know whether or not its request will be recommended for approval by ISS, the Company believes that its request is in compliance with the guidelines used by ISS, including the acceptable levels of share value transfer (dilution) and the run rate for usage of shares (commonly known as the “burn rate”).  Under the Company’s practices over the last three years, the combined burn rate of shares used for grants to participants under the Original 2004 Stock Incentive Plan has been at annual rates of 3.46% for 2008, 3.10% for 2009 and 3.61% for 2010.  The chart set forth below shows the number of grants of each type of stock award under the Original 2004 Stock Incentive Plan during each fiscal year, as of December 31st of each such year:

Types of Shares	2010	2009	2008
Time-vested stock options and SARs granted	267,724	141,445	194,538
Performance-contingent SARs earned (1)	0	0	0
Time-vested restricted stock/RSUs granted	249,349	299,632	298,388
Weighted average basic common shares outstanding	14,306,000	14,219,000	14,240,000
Burn rate	3.61%	3.10%	3.46%

(1)   Only Nancy Lurker, our CEO, and David Kerr, our Senior Vice President of Business Development, were granted performance-contingent SARs in fiscal 2008 and 2009, respectively, as described in the chart entitled “Outstanding Equity Awards at December 31, 2010” in the section entitled “Information about our Executive Compensation”.  Each grant was made with an exercise price equal to the fair market value and a seven year term to expiration.  In addition, one-third of the award will each vest when the average stock price is $10, $15 and $20, as measured over 60 consecutive days. These awards have not yet vested as to any of the performance conditions, and are not included in the computation of the burn rate.

Reasons for Stockholder Approval

Our Board of Directors seeks stockholder approval of the Amended 2004 Stock Incentive Plan in order to satisfy certain requirements, including NASDAQ requirements, which require that stockholder approval be obtained for amendments which increase the number of shares available under the Original 2004 Stock Incentive Plan.  In addition, our Board of Directors regards stockholder approval of the Amended 2004 Stock Incentive Plan as desirable and consistent with corporate governance best practices.

Our Board of Directors and the Compensation Committee also seek to preserve our ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year (other than the chief financial officer), unless the compensation is “performance-based” as described in the regulations under Section 162(m).  In order for the Company to preserve such deductibility, stockholders must ratify the performance criteria used by the Compensation Committee for performance-based compensation every five years.  The performance-basedcriteria for the Original 2004 Stock Incentive Plan lapsed in 2009, and the Company wishes to re-instate and update such performance criteria by obtaining stockholder approval for the revised list of performance criteria

Summary of the Amended 2004 Stock Incentive Plan

The material features of the Amended 2004 Stock Incentive Plan are described below.  This summary does not purport to be a complete description of all of the provisions of the Amended 2004 Stock Incentive Plan, and is qualified in its entirety by reference to the full text of the Amended 2004 Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Purpose of the Amended 2004 Stock Incentive Plan

The Amended 2004 Stock Incentive Plan has enabled PDI to implement a compensation program with different types of incentives for attracting, retaining and motivating employees, directors and other persons who provide substantial services to the Company. In particular, stock options, restricted stock, SARs and restricted stock units are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and our stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the Amended 2004 Stock Incentive Plan will help us to remain competitive, and provide a stronger incentive for each person granted an award to dedicate his or her maximum efforts for the success of our business. Our Board of Directors and the Compensation Committee therefore view the Amended 2004 Stock Incentive Plan as a key part of our compensation program.

Types of Awards Available Under the Amended 2004 Stock Incentive Plan

The Amended 2004 Stock Incentive Plan authorizes a broad range of awards, including:

•	stock options

•	SARs

•	restricted stock, which is a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•
deferred stock, which is a contractual commitment to deliver shares or other awards at a future date, which may also be referred to as “stock units,” “restricted stock units,” “phantom shares” or “performance shares”

•	bonus stock and other awards based on our common stock

•	dividend equivalents, which are rights to receive cash, shares or other awards equal in value to dividends paid with respect to specified number of shares of our stock

•	performance awards, denominated in cash, stock or other awards, tied to the achievement of specific performance objectives

•	options to purchase shares pursuant to an employee stock purchase program.

Shares Available under the Amended 2004 Stock Incentive Plan

We previously granted equity incentive awards under our 1998 Stock Option Plan, as amended, and our 2000 Omnibus Incentive Compensation Plan (collectively, the “Preexisting Plans”).

In 2004, we adopted our Original 2004 Stock Incentive Plan.  Following the adoption of the Original 2004 Stock Incentive Plan, no additional awards were issued under the Preexisting Plans. The Original 2004 Stock Incentive Plan provides that shares underlying an award granted under either of the Preexisting Plans or the Original 2004 Stock Incentive Plan will become available for new awards under the Original 2004 Stock Incentive Plan if the award expires, is forfeited or is settled in cash.

Only the number of shares actually delivered to participants in connection with an award will be counted against the number of shares reserved under the Amended 2004 Stock Incentive Plan. Thus, shares underlying an award will become available again for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited.

As of April 1, 2011, there were 1,564,572 shares subject to outstanding awards under the Company plans, which as described above may become available for grant under the Amended 2004 Stock Incentive Plan if those awards expire, are forfeited or are settled in cash.  In addition, as of April 1, 2011, there were 472,162 shares of common stock available for issuance in respect of new awards under the Original 2004 Stock Incentive Plan.

The amendment to the Original 2004 Stock Incentive Plan would increase the shares available under the Original 2004 Stock Incentive Plan by 1,100,000. As of April 1, 2011, 1,100,000 shares represented 7.8% of the outstanding shares of our common stock.

Shares delivered under the Amended 2004 Stock Incentive Plan may be either authorized and unissued shares or treasury shares.  The number of shares reserved under the Amended 2004 Stock Incentive Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

On April 1, 2011, the last reported sale price of our common stock on NASDAQ was $9.21 per share.

Per-Person Award Limitations

The Amended 2004 Stock Incentive Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the Amended 2004 Stock Incentive Plan -- options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards -- relating to no more than his or her “Annual Limit.” The Annual Limit equals 400,000 shares of each type of share-based award, plus the amount of the participant's unused Annual Limit relating to share-based awards of the same type as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events.

With respect to incentive awards not valued by reference to Common Stock at the date of grant, the Amended 2004 Stock Incentive Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,500,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per person limit on stock-based awards is independent of the limit on cash-denominated performance awards. These limits apply only to awards under the Amended 2004 Stock Incentive Plan, and do not limit our ability to enter into compensation arrangements outside of the Amended 2004 Stock Incentive Plan.

Adjustments to Shares Reserved, Awards and Award Limits

In the event of a large, special and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock, the Compensation Committee will, in the manner it deems equitable, adjust the number and kind of shares which may be delivered in connection with an award, the number and kind of shares by which annual per-person award limits are measured, any exercise price or share price referenced in the award terms (such as a SAR's grant price) and other terms of the award in order to preserve without enhancing or diminishing the value of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

No Re-pricing

We may not re-price, replace, or re-grant options or SARs granted under the Amended 2004 Stock Incentive Plan without stockholder approval.  Specifically, without stockholder approval: (i) no outstanding option or SAR granted under the Amended 2004 Stock Incentive Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR, (ii) the Board may not cancel any outstanding option or SAR (whether or not granted under the Amended 2004 Stock Incentive Plan) and grant in substitution therefor new awards under the Amended 2004 Stock Incentive Plan covering the same or a different number of shares of stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, and (iii) the Company may not repurchase for cash options or SARs granted under the Amended 2004 Stock Incentive Plan with an exercise price that is more than 100% of the fair market value of a share of stock on the date of repurchase.

Eligibility

Employees of the Company or any subsidiary or affiliate, non-employee directors of the Company, a consultant or any other person who provides substantial services to the Company or a subsidiary or affiliate will be eligible to be granted awards under the Amended 2004 Stock Incentive Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee.  The Compensation Committee has the authority to select eligible persons to become participants in the Amended 2004 Stock Incentive Plan.  As of April 1, 2011, approximately 1,500 employees, 7 non-employee directors and an undetermined number of consultants or other persons providing substantial services to the Company, a subsidiary or affiliate are eligible to participate in the Amended 2004 Stock Incentive Plan.  However, it is not our practice to issue equity based awards to all eligible persons.  Historically, we have limited awards to a select minority of our employees and to our non-employee directors, and have not granted any stock awards to consultants or other persons providing substantial services to the Company.  However, in 2009, the Company issued restricted stock units to all of its then employees, and the Compensation Committee has generally granted the CEO the authority to issue stock-based awards up to a certain share or dollar amount each year to employees who are not members of the management team and who have made special contributions to the Company.

Administration

The Amended 2004 Stock Incentive Plan will be administered by the Compensation Committee, except that our Board of Directors may itself act in place of the Compensation Committee to administer the Amended 2004 Stock Incentive Plan and will act in place of the Compensation Committee with respect to grants to non-employee directors.  The members of the Compensation Committee must be non-employee directors.  Subject to the terms and conditions of the Amended 2004 Stock Incentive Plan, the Compensation Committee is authorized to select participants, grant awards, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended 2004 Stock Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Amended 2004 Stock Incentive Plan.  It is not the Compensation Committee’s practice to permit transfers of Awards for consideration.

Nothing in the Amended 2004 Stock Incentive Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers and other employees. The Compensation Committee is permitted to delegate authority to our CEO or other officers of the Company, the authority to perform such functions, including the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The Amended 2004 Stock Incentive Plan provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended 2004 Stock Incentive Plan.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated “grant price.” The exercise price of an option and the grant price of a SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years from the date of grant. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price.  Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee.  The Company has not issued stock options since 2005.

Restricted and Deferred Stock/Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Compensation Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Compensation Committee.  The Company issued restricted stock units to all of its employees in 2009.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations

The Amended 2004 Stock Incentive Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Performance-Based Awards

The Compensation Committee may grant performance awards, which may be denominated as a cash amount, number of shares or specified number of other awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	revenues;

•	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

•	return on assets, return on investment, return on capital or return on equity;

•	net income or net income per common share (basic or diluted);

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic value created or added;

•	operating margin or profit margin;

•	stock price or total stockholder return; and

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, the acquisition of new clients and/or the retention of existing clients, client satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries or affiliates, goals related to entering into or the performance of joint ventures or strategic alliances, and goals related to the development of new services and markets and the financial performance of the Company related to such new services and markets.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Annual Incentive Awards

One type of performance award that may be granted under the Amended 2004 Stock Incentive Plan is annual incentive awards, settleable in cash, shares or other awards upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than the earlier of 90 days after the beginning of the performance period or the time that 25% of such performance period has elapsed. As stated above, annual incentive awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.

Employee Stock Purchase Program

All of our employees of the Company or a subsidiary who have been determined to be eligible by the Compensation Committee may participate in the employee stock purchase plan component of the Amended 2004 Stock Incentive Plan (the “ESPP”), provided that the Compensation Committee has discretion to determine employees eligible to participate, and in exercising such discretion, may exclude those employees who have been employed less than two years, work 20 hours or less per week, work five months or less in any calendar year or are considered “highly compensated employees” within the meaning of the Code. Any employee who would own more than 5% of the voting power or value of our stock immediately after a grant under the ESPP is not eligible to participate, and no participant may be granted options under the ESPP that permit the participant to purchase more than $25,000 of common stock based on the fair market value of such stock at the time the options are granted. The aggregate number of shares of stock that may be subject to options under the ESPP is determined on an annual basis by the Compensation Committee, and the terms and conditions of such options shall be specified in a separate agreement. No option under the ESPP may be exercised after the expiration of 5 years (if the option is granted at an exercise price no less than 85% of the fair market value as of the date of exercise) or 27 months in all other cases. The purchase price of the options underlying the ESPP shall not be less than the lesser of 85% of the fair market value at the time of grant or 85% of the fair market value of such stock at the time of the exercise of the option.  The Company has not implemented the ESPP nor issued any awards thereunder.  In the event that the Company were to implement an ESPP in the future, the shares therefor would be made available from the same pool of shares as for all other components of the Amended 2004 Stock Incentive Plan.

Forfeiture of Awards and Award Gains Upon Certain Events

Unless otherwise determined by the Compensation Committee, each award granted under the Amended 2004 Stock Incentive Plan will be subject to forfeiture, as described in this section.  The unexercised portion of an option, whether or not vested, and any other award not then settled, will be forfeited and cancelled upon a forfeiture event, as defined in the Amended 2004 Stock Incentive Plan, and the participant will be obligated to repay to the Company the total amount of gain realized by the participant upon exercise or settlement of the award that occurred within the time period specified in the Amended 2004 Stock Incentive Plan.  A forfeiture event is defined in the Amended 2004 Stock Incentive Plan as any of the following events, if the event occurs either during the participant’s employment with the Company or during the one-year period following termination of employment:  (i) the participant competing with the Company, interfering with the business relationships of the Company or influencing an employee of the Company to terminate employment with the Company, (ii) the participant’s failure to maintain as confidential the confidential or proprietary information of the Company, (iii) the participant making disparaging remarks about the Company or its representatives, (iv) the participant’s failure to cooperate with the Company in any suit or proceeding, or (v) termination of the participant’s employment for cause, as defined in the Amended 2004 Stock Incentive Plan.

Dividend Equivalents

Dividend equivalents are rights to receive payments or property equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding.  These amounts may be in the form of cash, stock, other awards or other property having a value equal to the dividends paid with respect to a specified number of shares.    Historically, the Company has not paid any dividends to its stockholders or granted any dividend equivalents under the Original 2004 Stock Incentive Plan (including, without limitation, any dividend equivalent rights in respect of performance-based awards).

These awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents would be granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms

The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Impact of a Change in Control

Upon a change in control, as defined in the Amended 2004 Stock Incentive Plan, unless otherwise provided by the Compensation Committee in the award agreement, awards will become fully vested and exercisable and restrictions thereon will lapse.  In addition, the Compensation Committee may permit a participant who holds an option or SAR the right to elect, during the 60-day period immediately following the change in control, to receive in cash the excess of the change in control price over the exercise price of the option or SAR, in lieu of acquiring shares covered by the option or SAR, for each share covered by such option.  The Compensation Committee may also extend to any participant who holds other types of awards denominated in shares the right to elect, during the 60-day period immediately following the change in control, in lieu of receiving shares covered by the award, to receive in cash the change in control price multiplied by the number of shares covered by the award.  The change in control price will be determined based on the highest market price during the 60-day period prior to or following the change in control or, if higher, the consideration received by stockholders in the change in control transaction. The Compensation Committee may also specify in any award agreement that performance conditions will be deemed met or exceeded upon a change in control.

Amendment and Termination of the Amended 2004 Stock Incentive Plan

Our Board of Directors may amend, suspend, discontinue, or terminate the Amended 2004 Stock Incentive Plan or the Compensation Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ rules. NASDAQ rules require stockholder approval of material modifications to plans such as the Amended 2004 Stock Incentive Plan, including but not limited to amendments which increase the number of shares available under such plans. Unless earlier terminated by the Board, the Amended 2004 Stock Incentive Plan will terminate at such time that no shares reserved under the Amended 2004 Stock Incentive Plan remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Amended 2004 Stock Incentive Plan

We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the Amended 2004 Stock Incentive Plan.  In general, the discussion below relates only to types of awards that we currently grant or have granted in the past.

Stock Options and SARs

The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the difference between the grant price and the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.

Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

Restricted Stock

            A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

            Deferred Stock/Restricted Stock Units

If a participant is granted deferred stock or a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of deferred stock or a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to deferred stock or a restricted stock unit will result in capital gain or loss based on the difference between the price received on disposition and the participant’s basis in those shares (generally, the market value of the shares at the time of their issuance).

Performance-Based Compensation

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it.

Under the Amended 2004 Stock Incentive Plan, options and SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Amended 2004 Stock Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the Amended 2004 Stock Incentive Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, may not be deductible by us as a result of Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended 2004 Stock Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended 2004 Stock Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Amended 2004 Stock Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

If the Amended 2004 Stock Incentive Plan is approved by stockholders, awards under the Amended 2004 Stock Incentive Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers or directors in the future under the Amended 2004 Stock Incentive Plan. However, please refer to the “Compensation Discussion and Analysis” and “Director Compensation” sections for a description of our historical grant practices.

Securities Authorized For Issuance under Equity Compensation Plans

The table below sets forth certain information with respect to all of our equity compensation plans as of December 31, 2010, and does not reflect grants, awards, exercises, terminations or expirations since that date.

Equity Compensation Plan Information
Year Ended December 31, 2010
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2004 Stock Award and Incentive Plan, 2000 Omnibus Incentive Compensation Plan, and 1998 Stock Option Plan)	176,670	$ 21.32	612,737

Equity compensation plans not approved by security holders	-	-	-
Total (1)	176,670	$ 21.32	612,737

(1) Excludes restricted stock, restricted stock units and stock-settled stock appreciation rights.

The foregoing table is provided in accordance with the SEC’s rules, which do not require disclosure of outstanding awards of restricted stock, restricted stock units or stock-settled stock appreciation rights.  Because we believe our shareholders would benefit from receiving information about all of our outstanding awards, we have provided this additional information in the table below.  The table below is not intended to replace the SEC-required table immediately above.

Equity Compensation Plan Information
Year Ended December 31, 2010
Plan Category	Number of securities to be issued upon exercise or vesting of outstanding options, SARs, RSUs, and restricted stock (a)	Weighted-average exercise or grant price of outstanding options, SARs, RSUs, and restricted stock (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2004 Stock Award and Incentive Plan, 2000 Omnibus Incentive Compensation Plan, and 1998 Stock Option Plan)	1,442,585	$ 7.59	612,737

Equity compensation plans not approved by security holders	-	-	-
Total	1,442,585	$ 7.59	612,737

The Board of Directors Recommends a Vote FOR
the Approval of the Amended 2004 Stock Award and
 Incentive Plan and Proxies that are Returned will be
 so Voted Unless Otherwise Instructed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating Committee has responsibility for reviewing and approving or disapproving all proposed related person transactions, including all transactions required to be disclosed by applicable SEC disclosure rules.  When reviewing and evaluating a related person transaction, the Nominating Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in an arm’s length transaction with an unrelated third party, the commercial reasonableness of the transaction, the transaction’s benefit to the Company and any other matters the Nominating Committee deems appropriate.  Our management will notify the Nominating Committee of new proposed related party transactions of which they become aware and any material changes to any previously approved or ratified related party transactions.  The Nominating Committee will coordinate with the Audit Committee, which retains responsibility under its charter for the proper disclosure of any such transactions under applicable SEC disclosure rules.

Peter Dugan, the son of John P. Dugan, the founder and former chairman of our Board of Directors, and our largest stockholder, is employed by us as an Executive Director of Business Development.  In 2010, compensation paid or accrued to Peter Dugan was approximately $199,257.

The Company entered into a Consulting Agreement as of July 1, 2010 with John P. Dugan pursuant to which Mr. Dugan agreed to provide consulting services to the Company with respect to corporate strategy, communications and general advice to the CEO and our Board of Directors.  Mr. Dugan is obligated to provide approximately two to three days per month of services, in person or by telephone, as requested by the CEO or the members of the Board of Directors, for up to three years.  The Company is obligated to pay Mr. Dugan a retainer of $12,500 per month for a period of thirty-six (36) months, and in addition the Company transferred title to an automobile previously leased to Mr. Dugan, which automobile had a value of approximately $33,000.

RISK OVERSIGHT BY THE BOARD OF DIRECTORS

The Board and in particular, the Audit Committee, view enterprise risk management as an integral part of the Company’s planning process.  The subject of risk management is a recurring agenda item.  The Company has established a cross-functional Compliance Committee which meets regularly to discuss risk issues and risk mitigation.  The Audit Committee receives reports from the Chair of the Compliance Committee, and the Audit Committee in turn calls the Board’s attention to items in such reports as it deems appropriate for review by the full Board.

Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk.  For example, our Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting, and for compliance with the Code of Business Conduct.  Our Nominating Committee oversees compliance with listing standards for independent directors, committee assignments and related party transactions and other conflicts of interest.  Our Compensation Committee oversees the risk related to our compensation plans, policies and practices.  All of these risks are discussed with the entire Board of Directors in the ordinary course of the chairperson’s report of committee activities at regular Board meetings.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card.  Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker.  If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report on Form 10-K, please contact us by writing to Jeffrey Smith, Executive Vice President, Chief Financial Officer and Treasurer, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany , New Jersey 07054, or calling him at 1-862-207-7832.

Stockholder Proposals for the 2012 Annual Meeting

Stockholders interested in presenting a proposal for consideration at the annual meeting of stockholders in 2012 must follow the notice procedures set forth in our bylaws.  To be eligible for inclusion in our proxy materials relating to our 2012 annual meeting of stockholders, all qualified proposals must be received by our Corporate Secretary no later than December 30, 2011.  Stockholder proposals submitted more than 30 but less than 60 days before the scheduled date of our 2012 annual meeting may be presented at the annual meeting if such proposal complies with our bylaws, but will not be included in our proxy materials.

A stockholder’s notice must set forth, as to each proposed matter: (i) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the stockholder proposing such business; (iv) the number of shares of Company common stock which are beneficially owned by such stockholder; (v) a representation that the stockholder is a holder of record of shares of the Company’s common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the stockholder in such proposal or nomination.

Important Notice Regarding the Availability of Proxy Materials

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2010 are available on the Internet at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, then the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing.  Information contained on or connected to our website is not incorporated by reference into this Proxy Statement or any other filing that we make with the SEC.

Availability of Annual Report on Form 10-K

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements and financial statement schedules included therein.  All such requests should be directed to Jeffrey Smith, Executive Vice President, Chief Financial Officer and Treasurer, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054.

By order of the Board of Directors,

Rhonda De Stefano
Vice President, Associate General Counsel and Corporate Secretary

April 28, 2011

Appendix A

PDI, Inc. Amended and Restated 2004 Stock Award and Incentive Plan

1.           Purpose.  The purpose of this Amended and Restated 2004 Stock Award and Incentive Plan (the “Plan”) is to aid PDI, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes stock-based and cash-based incentives for Participants.

2.           Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

“Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

“Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

“Board” means the Company’s Board of Directors.

“Cause” shall mean  “Cause” as such term is defined in the Participant’s employment agreement, or if none shall exist, as any of the following:  (a) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

“Change in Control” and related terms have the meanings specified in Section 9.

“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

“Committee” means the Compensation and Management Development Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to any applicable NASDAQ rule or regulation and other corporate governance documents of the Company.  No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.  The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 12(j).

“Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.  Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

“Disability” shall mean a disability described in Section 422(c)(6) of the Code.  The existence of a Disability shall be determined by the Committee in its absolute discretion.

“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

“Effective Date” means the effective date specified in Section 12(p).

“Eligible Person” has the meaning specified in Section 5.

“Employee Stock Purchase Plan” has the meaning specified in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

 “Fair Market Value” means, with respect to a share of Stock on an applicable date:

i.
If the principal market for the Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

ii.
If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

iii.	In the event that neither paragraph i. nor ii. shall apply, the Fair Market Value of a share of Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

“Option” means a right, granted to a Participant under Section 6(b) or 11, to purchase Stock or other Awards at a specified price during specified time periods.

“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

“Preexisting Plans” means the Company’s 2000 Omnibus Incentive Compensation Plan and the Company’s 1998 Stock Option Plan.

“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

“Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

“Retirement” means termination of employment from the Company by a Participant whose age and years of service together equal 65.

“Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

“Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.           Administration.

(a)           Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders.  The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b)           Manner of Exercise of Committee Authority.  At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c)           Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.           Stock Subject to Plan.

(a)           Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 12(c), the shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be: (i) 893,916 original shares reserved on the Effective Date of the adoption of the Plan1; (ii) 1,100,000 new shares reserved on the effective date of the Plan’s first amendment and restatement; (iii) the number of shares remaining under the Preexisting Plans as of the Effective Date; and (iv) the number of shares which become available in accordance with Section 4(b) after the Effective Date.  In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of ISOs shall be the number specified in clause (i) of the first sentence of this Section 4(a), and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).  Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)           Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan.  Shares that have been issued in connection with an Award (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards.  Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan.  The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than

1  472,162 shares of this original number of 893,916 shares were available for grant on April 1, 2011 ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a "material revision" of the Plan subject to shareholder approval under then applicable rules of the NASDAQ.   In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.  Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.           Eligibility and Certain Award Limitations.

(a)           Eligibility.  Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.  For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(b)           Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 400,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3,500,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.           Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)           Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)           Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a).

(ii)           Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)             ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the date of the most recent shareholder approval of the Plan.

(c)    Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)         Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)           Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of a SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, price and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)   Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)           Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted

Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)            Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)            Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)           Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)           Award and Restrictions.  Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)             Dividend Equivalents.  Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)           Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)           Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.           Performance Awards, Including Annual Incentive Awards.

(a)           Performance Awards Generally.  The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)           Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)           Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, the acquisition of new clients and/or the retention of existing clients, client satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries or affiliates, goals related to entering into or the performance of joint ventures or strategic alliances, and goals related to the development of new services and markets and the financial performance of the Company related to such new services and markets, affiliates or joint ventures The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)            Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)            Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)           Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)           Annual Incentive Awards Granted to Designated Covered Employees.  The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i)           Grant of Annual Incentive Awards.  Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)           Payout of Annual Incentive Awards.  After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)           Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.           Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c)           Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 12(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)           Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

9.           Change in Control.

(a)           Effect of “Change in Control” on Non-Performance Based Awards.  In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i)           All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 12(a);

(ii)           Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or it subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 12(a); and

(iii)           The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-out in lieu of accelerated vesting, in order to limit the extent of "parachute payments" under Sections 280G and 4999 of the Code.

(b)           Effect of “Change in Control” on Performance-Based Awards.  In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c)           Definition of “Change in Control.”  A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following (whether as a result of a series of transactions or an isolated event): (1) the consummation of any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 55% of the surviving corporation; (2) the consummation of any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Stock of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options, warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 25% or more of the combined voting power of the Company's then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this part (4) is expressly approved by resolution of the Board of the Company passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of a Participant under this Plan). Notwithstanding the preceding sentence, any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Code, or a transaction of similar effect, shall not constitute a Change in Control.

(d)           Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.           Additional Award Forfeiture Provisions.

(a)           Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.  Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees.  If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, such forfeitures to be effective at the later of the occurrence of the Forfeiture Event or the Participant's termination of employment:

(i)           The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)           The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this

Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b)           Events Triggering Forfeiture.  The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i)           The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces, or attempts to influence, any client or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)           The Participant discloses, uses, sells, or otherwise transfers, except in the performance of the Participant’s duties while employed by or providing service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential clients, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain without fault of the Participant, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;

(iii)            The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

(iv)           The Participant is terminated for Cause.

(c)           Agreement Does Not Prohibit Competition or Other Participant Activities.  Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d)           Committee Discretion.  The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.           Employee Stock Purchase Program.

(a)           Stock Available for Awards.  The aggregate number of shares of Stock that may be granted as Options under the Employee Stock Purchase Plan (“ESPP”) shall be determined on an annual basis by the Committee.  Shares shall be deemed to have been granted under the ESPP only to the extent actually issued and delivered pursuant to the Award.  To the extent that an Award lapses or the rights of the Participant terminate, any shares of Stock subject to such Award shall again be available for the grant of future Stock Awards.

(b)           Eligibility.  An Award made pursuant to the ESPP may be granted to an individual who, at the time of grant, is an employee of the Company or a subsidiary and has been determined to be eligible for participation.  An Award made pursuant to the ESPP may be granted on more than one occasion to the same person; each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company.  Notwithstanding the foregoing, no employee of the Company or a subsidiary shall be granted an Option if such employee, immediately after the Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or five percent (5%) or more of the value of all classes of stock of the Company or any subsidiary.  For the purpose of determining stock ownership, the rules of Section 424(d) of the Code shall apply.  In addition, the Stock which the Participant may purchase under any outstanding Options shall be treated as stock owned by the Participant.  The Committee may exclude the following employees from receiving Options under the ESPP:

(1)	Employees who have been employed by the Company or a subsidiary less than two (2) years;

(2)	Employees whose customary employment with the Company or a subsidiary is twenty (20) hours or less per week;

(3)	Employees whose customary employment with the Company or a subsidiary is not for more than five (5) months in any calendar year; and

(4)	Highly compensated employees within the meaning of Section 414(q) of the Code.

(c)           Employee Stock Purchase Plan Stock Option Agreement.  Each Option shall be evidenced by an Option Agreement between the Company and the Participant which shall contain such terms and conditions as may be approved by the Committee and are consistent with Section 423 of the Code.  The terms and conditions of the respective Option Agreements need not be identical.  Each Option Agreement shall specify the effect of termination of employment, total and permanent Disability, Retirement or death on the exercisability of the Option.  Under each Option Agreement, a Participant shall have the right to appoint any individual or legal entity in writing as his or her Beneficiary in the event of his or her death.  Such designation may be revoked in writing by the Participant at any time and a new Beneficiary may be appointed in writing on the form provided by the Committee for such purpose.  In the absence of such appointment, the Beneficiary shall be the legal representative of the Participant’s estate.

(d)           Option Period.  The term of each Option shall be as specified by the Committee at the date of grant and shall be stated in the Option Agreement; provided, however, that an Option may not be exercised after the expiration of:

(1)
Five (5) years from the date such Option is granted if the ESPP requires that the Option price must be not less than eighty-five percent (85%) of the Fair Market Value of the Stock at the time the Option is exercised; or

(2)	Twenty-Seven (27) months from the date such Option is granted if the Option provides for an Option Price in some other permissible manner under Section 423 of the Code (such as a flat dollar amount).

(e)           Limitation on Exercise of Option.  An Option may be exercisable in whole or in such installments and at such times as determined by the Committee and the applicable term relating to the exercise of the option shall be stated in the Option Agreement and must be uniform for all employees with the following exceptions: (1) the Committee may limit the maximum number of Options that can be exercised under the ESPP, and (2) the Committee may limit the amount of Options that all employees may be granted to a specified relationship to total compensation or the base or regular rate of compensation; and provided, however, that an Option may be exercised at the rate of at least twenty percent (20%) per year over five (5) years from the date it is granted.

(f)           Special Limitation Regarding Exercise of Option.  No employee may be granted an Option which permits his or her rights to exercise Options under the ESPP of the Company and subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time of grant) for each calendar year in which such Option is outstanding at any time.  For the purpose of this rule:

(1) The right to purchase Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year;

(2)  The right to purchase Stock under an Option accrues at the rate provided in the Option, but in no case shall such rate exceed $25,000 of Fair Market Value of such stock (determined at the time of grant) for any one calendar year; and

(3) A right to purchase Stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements which Options will not constitute Options under Section 423 of the Code because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

(g)           Option Price.  The purchase price of Stock issued under each Option shall be determined by the Committee and shall be stated in the Option Agreement, but such purchase price shall not be less than the lesser of:

(1)	An amount equal to eighty-five percent (85%) of the Fair Market Value of the Stock at the time the Option is granted; or

(2)	An amount which under the terms of the Option may not be less than eighty-five percent (85%) of the Fair Market Value of such Stock at the time of the exercise of the Option.

(h)           Options and Rights in Substitution for Stock Options Granted by Other Companies.  Options may be granted under the Plan from time to time in substitution for stock options held by employees of companies who become, or who became prior to the Effective Date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing company with the Company, or such subsidiary, or the acquisition by the Company or a subsidiary of all or a portion of the assets of the employing company with the result that such employing company becomes a subsidiary; provided that any such Option grant shall not serve as a direct or indirect reduction in the exercise price of the stock options for which the substitution was made.

12.           General Provisions.

(a)           Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)           Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)           Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)           Tax Provisions.

(i)           Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii)           Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)             Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e)           Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f)           Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

(g)           Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)           Non-exclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)           Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)           Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)           Limitation on Repricing.  Unless such action is approved by the Company’s stockholders or is pursuant to Section 12(c)(iii) and (iv) above: (i) no outstanding Option or SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option or SAR, (ii) the Board may not cancel any outstanding option or stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or stock appreciation right and (iii) the Company may not repurchase for cash Options or SARs granted under the Plan with an exercise price that is more than 100% of the Fair Market Value of a share of Stock on the date of repurchase.

(l)           Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)         Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)           Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o)           Severability; Entire Agreement.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)           Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

May 31, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20233000000000000000 7 053111

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of two Class III Directors:

NOMINEES:
- Jack E. Stover
- Veronica A. Lubatkin

[ ] FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal 2011.	[ ]	[ ]	[ ]
3. Approve amendments to the 2004 Stock Award and Incentive Plan.	[ ]	[ ]	[ ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

May 31, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20233000000000000000 7 053111

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class III Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jack E. Stover
- ○ Veronica A. Lubatkin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal 2011.	☐	☐	☐
3. Approve amendments to the 2004 Stock Award and Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

PDI, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 31, 2011

The undersigned stockholder of PDI, Inc. (the "Company") hereby appoints Nancy Lurker and Jeffrey E. Smith and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 31, 2011, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

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